Exhibit 10.1

this restructuring support agreement and the documents attached hereto collectively describe a proposed RESTRUCTURING for the company parties that would be EFFECTUATED through the out‑of‑court restructuring or, IF THE CONDITIONS THERETO ARE NOT SATISFIED OR WAIVED, through pre-packaged chapter 11 cases in the bankruptcy court, as further described herein.

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. Nothing contained in thIS RESTRUCTURING SUPPORT AGREEMENT shall be an admission of fact or liability OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

THIS RESTRUCTURING SUPPORT AGREEMENT DOES NOT PURPORT TO summarize ALL Of THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTION DESCRIBED HEREIN, WHICH TRANSACTIONS WOULD BE SUBJECT TO THE COMPLETION OF CERTAIN DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN. THE CLOSING OF ANY TRANSACTIONS shall be subject to the terms and conditions set forth in such definitive documents and the approval rights of the parties set forth herein and in such definitive documents.

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (including all exhibits, annexes, and schedules hereto in accordance with Section 14.02, this “Agreement”) is made and entered into as of January 14, 2025 (the “Execution Date”), by and among the following parties (each of the following described in sub-clauses (i) through (iii) of this preamble, collectively, the “Parties”):1

i.
5E Advanced Materials, Inc. a company incorporated under the Laws of Delaware (“FEAM”), and each of its affiliates listed on Exhibit A to this Agreement that have executed and delivered counterpart signature pages to this Agreement to counsel to the Consenting Parties (the Entities in this clause (i), collectively, the “Company Parties”);
ii.
the undersigned holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold, BEP Note Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer

1 Capitalized terms used but not defined in the preamble and recitals to this Agreement have the meanings ascribed to them in Section 1.

Agreement to counsel to the Company Parties (the Entities in this clause (ii), collectively, the “BEP Noteholders”); and
iii.
the undersigned holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold, Ascend Note Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to counsel to the Company Parties (the Entities in this clause (ii), collectively, the “Ascend Noteholders” and, together with the other entities in clause (ii) through clause (iii), the “Consenting Parties”).

RECITALS

WHEREAS, the Company Parties and the Consenting Parties have in good faith and at arms’ length negotiated or been apprised of certain restructuring and recapitalization transactions with respect to the Company Parties’ capital structure on the terms set forth in the term sheet attached as Exhibit B hereto (the “Restructuring Term Sheet” and, such transactions described in this Agreement and the Restructuring Term Sheet, the “Restructuring Transactions”). If all of the conditions to consummation of the Out-of-Court Restructuring are satisfied or waived by the Company Parties and the Consenting Parties on or prior to the Out-of-Court Outside Date (such date as may be amended or otherwise modified in accordance with the terms of this Agreement), then the Restructuring Transactions shall be consummated pursuant to the Out‑of‑Court Restructuring. If all of the conditions to consummation of the Out-of-Court Restructuring are not satisfied or waived by the Company Parties and the Consenting Parties on or prior to the Out-of-Court Outside Date (such date as may be amended or otherwise modified in accordance with the terms of this Agreement), then the Company Parties shall implement the In-Court Restructuring;

WHEREAS, prior to the consummation of the Out-of-Court Restructuring, unless the Company Parties and the Consenting Parties otherwise agree, the Company will hold the Special Meeting of the Company’s stockholders to approve the Out-of-Court Restructuring and the transactions contemplated thereby, including the Placement and the issuance of Company common stock upon conversion of the amended Notes and the Equity Plan Amendment (the “Stockholder Approvals”); and

WHEREAS, the Company Parties intend to implement the Restructuring Transactions through the Out-of-Court Restructuring; provided that the Stockholder Approvals shall be obtained and other conditions to consummation of the Out‑of‑Court Restructuring are satisfied or waived; provided, further, that, if the Company Parties do not obtain the Stockholder Approvals, the Company Parties intend to implement the Restructuring Transactions through the In-Court Restructuring;

WHEREAS, the “Transaction Documents” consist of:

i.
the Restructuring Term Sheet;
ii.
the subscription agreement setting forth the commitments and obligations of the parties thereto, in connection with the Placement, attached hereto as Exhibit C (the

“Subscription Agreement”);
iii.
the proxy statement to solicit the Stockholder Approvals (the “Proxy Statement”);
iv.
the form joint prepackaged plan of reorganization under chapter 11 of the Bankruptcy Code to implement the In-Court Restructuring (if applicable), attached hereto as Exhibit D (the “Plan”); provided, that the Plan shall only constitute a Transaction Document if the Stockholder Approval fails;
v.
the term sheet setting forth the terms of a potential $10 million debtor in possession financing facility (the “DIP Facility”), subject to any potential increase in the size of the DIP Facility in accordance with the Restructuring Term Sheet, and illustrative cash budget, attached hereto as Exhibit E (as may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “DIP Term Sheet”); provided, that the DIP Term Sheet shall only constitute a Transaction Document if the Stockholder Approval fails;
vi.
the fourth amendment to the Amended and Restated Note Purchase Agreement, attached hereto as Exhibit F (the “Fourth Amendment to the Amended and Restated Note Purchase Agreement”);
vii.
the amended and restated investor and registration rights agreement, attached hereto as Exhibit G (the “Amended and Restated Investor and Registration Rights Agreement”);
viii.
the new warrants, substantially on the terms and conditions set forth in the term sheet attached hereto as Exhibit H (the “New Warrants”);
ix.
the exchange agreement setting forth the exchange of Notes for shares, attached hereto as Exhibit I (the “Exchange Agreement”);
x.
only if the Reverse Stock Split Proposal is not approved by the Company’s stockholders, an amended and restated certificate of incorporation solely for increasing the authorized shares of common stock from 360,000,000 to 720,000,000 (the “A&R Charter”); and
xi.
only if the Restructuring Transactions are implemented through the Out-of-Court Restructuring, the Release Agreement (as defined herein), in substantially the form attached hereto as Exhibit J.

WHEREAS, the Parties have agreed to take certain actions in support of the Restructuring Transactions on the terms and conditions set forth in this Agreement, the Transaction Documents, and, in the event of an In-Court Restructuring, the Plan; provided that the In-Court Restructuring is to occur only if the Stockholder Approvals are not obtained or other conditions to consummation of the Out-of-Court Restructuring are not satisfied or waived;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1.
Definitions and Interpretation.
1.01.
Definitions. The following terms shall have the following definitions:
“Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if such entity was a debtor in a case under the Bankruptcy Code.

“Agreement” has the meaning set forth in the preamble to this Agreement and, for the avoidance of doubt, includes all the exhibits, annexes, and schedules hereto in accordance with Section 14.02 (including the Restructuring Term Sheet).

“Agreement Effective Date” means the date on which the conditions set forth in Section 2 have been satisfied or waived by the appropriate Party or Parties in accordance with this Agreement.

“Agreement Effective Period” means, with respect to a Party, the period from the Agreement Effective Date to the Termination Date applicable to that Party.

“Alternative Restructuring Proposal” means any plan, inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, liquidation, asset sale, share issuance, tender offer, recapitalization, plan of reorganization, share exchange, business combination, joint venture, or similar transaction involving any one or more Company Parties or the debt, equity, or other interests in any one or more Company Parties that is an alternative to one or more of the Restructuring Transactions.

“Amended and Restated Investor and Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Amended and Restated Note Purchase Agreement” means the amended and restated note purchase agreement dated as of January 18, 2024 (as modified, amended, or supplemented in accordance with the terms thereof) among 5E Advanced Materials, Inc. as issuer, certain subsidiaries of 5E Advanced Materials, Inc. as guarantors, BEP and Ascend as purchasers, and Alter Domus (US) LLC, as collateral agent, as may be amended, restated, supplemented, or otherwise modified from time to time.

“Ascend” means Ascend Global Investment Fund SPC.

“Ascend Noteholders” has the meaning set forth in the preamble of this Agreement.

“Ascend Notes” means the convertible notes of FEAM held by the Ascend Noteholders in connection with the Amended and Restated Note Purchase Agreement.

“Ascend Notes Claim” means any Claim on account of the Ascend Notes.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended.

“Bankruptcy Court” means the United States Bankruptcy Court in which the Chapter 11 Cases are commenced or another United States Bankruptcy Court with jurisdiction over the Chapter 11 Cases, which United States Bankruptcy Court shall be determined by the Company, the BEP Noteholders, and the New Equity Group.

“BEP” means BEP Special Situations IV LLC.

“BEP Noteholders” has the meaning set forth in the preamble of this Agreement.

“BEP Notes” means the convertible notes of FEAM held by the BEP Noteholders in connection with the Amended and Restated Note Purchase Agreement.

“BEP Notes Claim” means any Claim on account of the BEP Notes.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

“Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, whether arising before, on, or after the Agreement Effective Date, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law or in equity; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any avoidance actions arising under chapter 5 of the Bankruptcy Code or under similar local, state, federal, or foreign statutes and common law, including fraudulent transfer laws.

“Chapter 11 Cases” means, in the event of the In-Court Restructuring, the voluntary cases commenced by the Company Parties in the Bankruptcy Court under chapter 11 of the Bankruptcy Code in connection with the In-Court Restructuring.

“Claim” has the meaning ascribed to it in section 101(5) of the Bankruptcy Code.

“Company Claims/Interests” means any Claim against, or Equity Interest in, a Company Party, including the Notes Claims.

“Company Parties” has the meaning set forth in the preamble to this Agreement.

“Company Releasing Party” means each of the Company Parties, and, to the maximum extent permitted by law, each of the Company Parties on behalf of their respective Affiliates and Related Parties.

“Confidentiality Agreement” means an executed confidentiality agreement, including with respect to the issuance of a “cleansing letter” or other public disclosure of material non-public information agreement, in connection with any proposed Restructuring Transactions.

“Confirmation Order” means, in the event of an In-Court Restructuring, the confirmation order with respect to the Plan entered by the Bankruptcy Court.

“Consenting Parties” has the meaning set forth in the preamble to this Agreement.

“Consenting Parties Releasing Party” means, each of, and in each case in its capacity as such: (a) the Consenting Parties; (b) the Trustees; (c) and to the maximum extent permitted by Law; each current and former Affiliate of each Entity in clause (a) through the following clause (d); and (d) to the maximum extent permitted by Law, each Related Party of each Entity in clause (a) through this clause (d).

“Debtors” means, in the event of the In-Court Restructuring, the Company Parties that commence Chapter 11 Cases.

“Definitive Documents” means the documents listed in Section 3.01.

“DIP Term Sheet” has the meaning set forth in the recitals to this Agreement.

“Disclosure Statement” means, in the event of the In-Court Restructuring, the related disclosure statement with respect to the Plan.

“Effective Date” means the date of consummation of either (x) the Out-of-Court Restructuring or (y) the In-Court Restructuring (i.e., the effective date of the Plan according to its terms), as applicable.

“Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

“Equity Interests” means, collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Company Party, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Company Party (in each case whether or not arising under or in connection with any employment agreement).

“Equity Plan Amendment” means an amendment to the Company’s 2022 equity compensation plan to increase the number of shares of common stock authorized for issuance by 15,831,870 shares (appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization, or the like occurring after the date hereof), or 20,831,870 shares (appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization, or the like occurring after the date hereof) if the proposal to be presented at the Company’s 2024 annual meeting of stockholders to approve an increase to the aggregate number of shares reserved for issuance under the 2022 equity compensation plan by 5,000,000 shares fails to be approved.

“Execution Date” has the meaning set forth in the preamble to this Agreement.

“First Day Pleadings” means, in the event of the In-Court Restructuring, the first-day pleadings that the Company Parties determine are necessary or desirable to file, with the consent of the Consenting Parties.
“Fourth Amendment to the Amended and Restated Note Purchase Agreement” has the meaning set forth in the recitals to this Agreement.
“Holder” means an Entity holding a Claim or Equity Interest.
“In-Court Restructuring” means the Restructuring Transactions to be consummated through confirmation of the Plan in the Chapter 11 Cases and other related transactions.

“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

“Milestones” means the applicable milestones set forth on Exhibit K hereto, as such may be extended in accordance with the terms of this Agreement.
“New Common Equity” means the new common stock of FEAM or, in the event of the In-Court Restructuring, the new common equity interests of Reorganized FEAM, to be issued in accordance with the terms set forth in the Restructuring Term Sheet and the Subscription Agreement.
“Notes” means the convertible notes of FEAM held by the BEP Noteholders and the Ascend Noteholders in connection with the Amended and Restated Note Purchase Agreement.
“Notes Claim” means any Claim on account of the Notes.
“Out-of-Court Outside Date” has the meaning set forth in the Milestones.
“Out-of-Court Restructuring” means, subject to the terms and conditions provided in this Agreement, the Restructuring Transactions to be consummated on an out-of-court basis and other related transactions.

“Parties” has the meaning set forth in the preamble to this Agreement.

“Permitted Transfer” means a transfer of any Company Claims/Interests that meets the requirements of Section 8.01.

“Permitted Transferee” means each transferee of any Company Claims/Interests who meets the requirements of Section 8.01.

“Petition Date” means the first date that any of the Company Parties commences a Chapter 11 Case.

“Placement” has the meaning set forth in the Restructuring Term Sheet.

“Plan” has the meaning set forth in the recitals to this Agreement.

“Plan Effective Date” means the occurrence of the Effective Date of the Plan according to its terms.

“Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan that will be filed by the Debtors with the Bankruptcy Court.

“Preliminary Proxy Statement” means the preliminary filing of the Proxy Statement.

“Proxy Statement” has the meaning set forth in the recitals to this Agreement.

“Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Company Claims/Interests (or enter with customers into long and short positions in Company Claims/Interests), in its capacity as a dealer or market maker in Company Claims/Interests and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

“Related Party” means each of, and in each case in its capacity as such, current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such Person’s or Entity’s respective heirs, executors, estates, and nominees.

“Release Agreement” means the mutual release and agreement that shall be entered into on or about the Effective Date of the Out-of-Court Restructuring, by and between the Company

Parties, the Consenting Parties, and any other party that has executed and delivered counterpart signature pages thereto.

“Released Claim” means, with respect to any Releasing Party, any Claim, or Cause of Action that is released by such Releasing Party under Section 13 of this Agreement.

“Released Company Parties” means each of, and in each case in its capacity as such: (a) Company Party; (b) current and former Affiliates of each Entity in clause (a) through the following clause (c); and (c) each Related Party of each Entity in clause (a) through this clause (c).

“Released Consenting Parties” means, each of, and in each case in its capacity as such: (a) Consenting Party; (b) the Trustees; (c) current and former Affiliates of each Entity in clause (a) through the following clause (d); and (d) each Related Party of each Entity in clause (a) through this clause (d).

“Released Parties” means each Released Company Party and each Released Consenting Party.

“Releases” means the releases contained in Section 13 of this Agreement.

“Releasing Parties” means, collectively, each Company Releasing Party and each Consenting Party Releasing Party.

“Reorganized FEAM” means, subject to the Restructuring Transactions and, in the event of the In-Court Restructuring, the confirmation and effectiveness of the Plan, a newly-formed Entity formed to, among other things, directly or indirectly acquire substantially all of the assets and/or stock of the Company Parties and, on the Effective Date, issue the New Common Equity.

“Restructuring Term Sheet” has the meaning set forth in the recitals to this Agreement.

“Restructuring Transactions” has the meaning set forth in the recitals to this Agreement.

“Reverse Stock Split Proposal” means the proposal to be presented at the Company’s 2024 annual meeting of stockholders to approve amendments to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s common stock at a ratio ranging from any whole number between 1-for-10 and 1-for-25, as determined by the board of directors in its discretion.

“Rules” means Rule 501(a)(1), (2), (3), and (7) of the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” means any security, as defined in section 2(a)(1) of the Securities Act.

“Solicitation Deadline” has the meaning set forth in the Milestones.
“Solicitation Materials” means all solicitation materials in respect of the Plan.
“Special Meeting” means a special meeting of the Company’s stockholders in respect of the Stockholder Approvals.
“Standstill Termination Date” means (a) if the Company does not obtain the Stockholder Approvals, the date of the Special Meeting or (b) if the Company obtains the Stockholder Approvals, the Effective Date of the Out-of-Court Restructuring.

“Stockholder Approvals” has the meaning set forth in the recitals to this Agreement.

“Termination Date” means the date on which termination of this Agreement as to a Party is effective in accordance with Sections 11.01, 11.02, 11.03, or 11.04.

“Transaction Documents” has the meaning set forth in the recitals to this Agreement.

“Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions).

“Transfer Agreement” means an executed form of the transfer agreement providing, among other things, that a transferee is bound by the terms of this Agreement and substantially in the form attached hereto as Exhibit L.

“Trustee” means any indenture trustee, collateral trustee, or other trustee or similar entity under the Notes.

“Voting Deadline” has the meaning set forth in the Milestones.
1.02.
Interpretation. For purposes of this Agreement:
(a)
in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;
(b)
capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;
(c)
unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;
(d)
unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended,

restated, supplemented, or otherwise modified from time to time; provided that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof;
(e)
unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;
(f)
the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;
(g)
captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;
(h)
references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws;
(i)
the use of “include” or “including” is without limitation, whether stated or not; and
(j)
the phrase “counsel to the Consenting Parties” refers in this Agreement to each counsel specified in Section 14.10 other than counsel to the Company Parties.
Section 2.
Effectiveness of this Agreement. This Agreement shall become effective and binding upon each of the Parties at 12:00 a.m., prevailing Eastern Standard Time, on the Agreement Effective Date, which is the date on which all of the following conditions have been satisfied or waived in accordance with this Agreement:
(a)
each of the Company Parties shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the Parties;
(b)
the following shall have executed and delivered counterpart signature pages of this Agreement:
(i)
the BEP Noteholders; and
(ii)
the Ascend Noteholders;
(c)
counsel to the Company Parties shall have given notice to counsel to the Consenting Parties in the manner set forth in Section 14.10 hereof (by email or otherwise) that the other conditions to the Agreement Effective Date set forth in this Section 2(a) have occurred or been waived; and
(d)
the Subscription Agreement shall have been executed and effective.

Section 3.
Definitive Documents.
3.01.
The Definitive Documents governing the Restructuring Transactions shall include the following:
(a)
the Proxy Statement (including the Preliminary Proxy Statement);
(b)
the Subscription Agreement;
(c)
the Fourth Amendment to the Amended and Restated Note Purchase Agreement;
(d)
the Amended and Restated Investor and Registration Rights Agreement;
(e)
the New Warrants;
(f)
the Exchange Agreement;
(g)
only if the Reverse Stock Split Proposal is not approved by the Company’s stockholders, the A&R Charter;
(h)
only if the Restructuring Transactions are implemented through the Out-of-Court Restructuring, the Release Agreement; and
(i)
only if the Restructuring Transactions are implemented through the In-Court Restructuring:
(i)
the First Day Pleadings and all orders sought pursuant thereto;
(ii)
the Plan and its exhibits, ballots, and Solicitation Materials, with appropriate changes to constitute the solicitation materials with respect to the Plan, which shall comply with all disclosure requirements under applicable Law;
(iii)
the Confirmation Order;
(iv)
the Disclosure Statement;
(v)
the order of the Bankruptcy Court approving the Disclosure Statement and the other Solicitation Materials;
(vi)
the Plan Supplement;
(vii)
the motion(s) seeking approval of the Company Parties’ use of cash collateral, and, if applicable, requesting approval to obtain debtor in possession financing (the “DIP/Cash Collateral Motion”) on terms substantially the same as those set forth in the DIP Term Sheet attached as Exhibit E hereto, and, to the extent applicable, the credit agreement with respect to such debtor in possession financing (the “DIP Credit Agreement”);

(viii)
the order(s) approving the Company Parties’ use of cash collateral, and, if applicable, the incurrence of postpetition financing pursuant to the DIP Credit Agreement on an interim basis (the “Interim DIP/Cash Collateral Order”); and
(ix)
the order(s) approving the Company Parties’ use of cash collateral, and, if applicable, the incurrence of postpetition financing pursuant to the DIP Credit Agreement (if necessary) on a final basis (the “Final DIP/Cash Collateral Order”, and together with the Interim DIP/Cash Collateral Order, the “DIP/Cash Collateral Orders”); and
(j)
such other definitive documentation relating to the recapitalization or restructuring of the Company Parties as is necessary or desirable to consummate the Restructuring Transactions (whether through an Out-of-Court Restructuring or an In-Court Restructuring).
3.02.
The Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date remain subject to negotiation and completion. Upon completion, the Definitive Documents and every other document, deed, agreement, filing, notification, letter or instrument related to the Restructuring Transactions shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement, as they may be modified, amended, or supplemented in accordance with Section 12. Further, the Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date shall otherwise be in form and substance acceptable to the Company Parties and the Consenting Parties.
Section 4.
Commitments of the Consenting Parties.
4.01.
General Commitments, Forbearances, and Waivers.
(a)
During the Agreement Effective Period, each Consenting Party agrees, in respect of all of its Company Claims/Interests, to:
(i)
support the Restructuring Transactions and vote and exercise any powers or rights available to it (including in any board, shareholders’, or creditors’ meeting or in any process requiring voting or approval to which they are legally entitled to participate) in each case in favor of any matter requiring approval to the extent necessary to implement the Restructuring Transactions;
(ii)
use commercially reasonable efforts to cooperate with and assist the Company Parties in obtaining additional support for the Restructuring Transactions from the Company Parties’ other stakeholders;
(iii)
use commercially reasonable efforts to oppose any party or person from taking any actions contemplated in Section 4.02(b);
(iv)
give any notice, order, instruction, or direction to the applicable Trustees necessary to give effect to the Restructuring Transactions; and

(v)
negotiate in good faith and use commercially reasonable efforts to execute and implement the Definitive Documents that are consistent with this Agreement to which it is required to be a party.
(b)
During the Agreement Effective Period, each Consenting Party agrees, in respect of all of its Company Claims/Interests, that it shall not directly or indirectly:
(i)
object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions or take any other action that is inconsistent with, or that would delay or obstruct the proposal or consummation of, the Restructuring Transactions;
(ii)
propose, file, support, or vote in favor of, or consent to any Alternative Restructuring Proposal or discussion regarding the negotiation or formulation of, or otherwise pursue, any financing or other equity proposal or offer, subject to Section 7.02(b) of this Agreement;
(iii)
file any motion, pleading, or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement or the Plan;
(iv)
initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the Chapter 11 Cases, this Agreement, or the other Restructuring Transactions contemplated herein against the Company Parties or the other Parties other than to enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement;
(v)
exercise, or direct any other person to exercise, any right or remedy for the enforcement, collection, or recovery of any of Claims against or Equity Interests in the Company Parties; or
(vi)
object to, delay, impede, or take any other action to interfere with the Company Parties’ ownership and possession of their assets, wherever located, or interfere with the automatic stay arising under section 362 of the Bankruptcy Code.
4.02.
Commitments with Respect to Chapter 11 Cases.
(k)
During the Agreement Effective Period, each Consenting Party that is entitled to vote to accept or reject the Plan pursuant to its terms agrees that it shall, subject to receipt by such Consenting Party, whether before or after the commencement of the Chapter 11 Cases, of the Solicitation Materials:
(i)
vote each of its Company Claims/Interests to accept the Plan by delivering its duly executed and completed ballot accepting the Plan on a timely basis following the commencement of the solicitation of the Plan and its actual receipt of the Solicitation Materials and the ballot;

(ii)
to the extent it is permitted to elect whether to opt out of the releases set forth in the Plan, elect not to opt out of the releases set forth in the Plan by timely delivering its duly executed and completed ballot(s) or election forms indicating such election; and
(iii)
not change, withdraw, amend, or revoke (or cause to be changed, withdrawn, amended, or revoked) any vote or election referred to in clauses (i) and (ii) above.
(b)
During the Agreement Effective Period, each Consenting Party, in respect of each of its Company Claims/Interests, will support, and will not directly or indirectly object to, delay, impede, or take any other action to interfere with any motion or other pleading or document filed by a Company Party in the Bankruptcy Court that is consistent with this Agreement.
Section 5.
Additional Provisions Regarding the Consenting Parties’ Commitments. Notwithstanding anything contained in this Agreement, nothing in this Agreement shall: (a) affect the ability of any Consenting Party to consult with any other Consenting Party, the Company Parties, or any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee); (b) impair or waive the rights of any Consenting Party to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions or following the termination of this Agreement; and (c) prevent any Consenting Party from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.
Section 6.
Commitments of the Company Parties.
6.01.
Affirmative Commitments. Except as set forth in Section 7, during the Agreement Effective Period, the Company Parties shall:
(a)
support and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with this Agreement, including the applicable Milestones;
(b)
to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated herein, take all steps reasonably necessary and desirable to address any such impediment;
(c)
use commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals for the Restructuring Transactions;
(d)
negotiate in good faith and use commercially reasonable efforts to execute and deliver the Definitive Documents and any other required agreements to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement;
(e)
use commercially reasonable efforts to seek additional support for the Restructuring Transactions from their other material stakeholders to the extent reasonably prudent, including by engaging a proxy solicitor to solicit the Stockholder Approvals;

(f)
(1) provide counsel for the Consenting Parties a reasonable opportunity to review draft copies of all First Day Pleadings, and (2) to the extent reasonably practicable, provide a reasonable opportunity to counsel to any Consenting Parties materially affected by such filing to review draft copies of other documents that the Company Parties intend to file with Bankruptcy Court, as applicable; provided that the Consenting Parties shall have a reasonable opportunity to review each Definitive Document prior to filing with the Bankruptcy Court.
(g)
implement and consummate the Restructuring Transactions in a timely manner and take any and all commercially reasonable and appropriate actions in furtherance of the Restructuring Transactions, as contemplated under this Agreement and the Transaction Documents; provided that the Company Parties shall not consummate the Out-of-Court Restructuring or the Restructuring Transactions unless and until all of the conditions to the effectiveness thereof set forth herein (including in the Transaction Documents) have been satisfied (or will be satisfied contemporaneously with the consummation of the Out-of-Court Restructuring) or waived with the prior written consent of the Consenting Parties and the Company Parties, to the extent such party is a signatory thereto or materially adversely affected thereunder, in accordance with Section 12 hereof;
(h)
(A) support and take all reasonable actions necessary or reasonably requested by the Consenting Parties to facilitate the solicitation, confirmation (if applicable), and consummation of the Restructuring Transactions, the Placement, or the Plan, as applicable, and the transactions contemplated thereby, and (B) not take any action directly or indirectly that is inconsistent with, or that would reasonably be expected to prevent, interfere with, delay, or impede the consummation of the Restructuring Transactions, including the Placement, the solicitation of votes on the Plan, and the confirmation and consummation of the Plan and the Restructuring Transactions, including soliciting or causing or allowing any of its agents or representatives to solicit any agreements relating to any chapter 11 plan or restructuring transaction (including, for the avoidance of doubt, a transaction premised on an asset sale under section 363 of the Bankruptcy Code) other than the Restructuring Transactions, and (C) not, nor encourage any other person to, take any action which would, or would reasonably be expected to, breach or be inconsistent with this Agreement or delay, impede, appeal, or take any other negative action, directly or indirectly, to interfere with the acceptance or implementation of the Restructuring Transactions;
(j)
[reserved;]
(k)
actively oppose and object to the efforts of any party seeking to object to, delay, impede, or take any other action to interfere with the acceptance, implementation, or consummation of the Restructuring Transactions (including, if applicable, the timely filing of objections or written responses) to the extent such opposition or objection is reasonably necessary or desirable to facilitate implementation of the Restructuring Transactions;
(l)
maintain good standing under the laws of the state in which each Company Party is incorporated or organized;
(m)
timely pay all fees and expenses as set forth in Section 14.11 of this Agreement;

(n)
provide, and direct their employees, officers, advisors and other representatives to provide, to the Consenting Parties and their advisors (i) reasonable access to the Company Parties’ books and records during normal business hours on reasonable advance notice to the Company Parties’ representatives and without disruption to the operation of the Company Parties’ business, (ii) reasonable access to the management and advisors of the Company Parties on reasonable advance notice to such persons and without disruption to the operation of the Company Parties’ business, and (iii) such other information as reasonably requested; and
(o)
inform counsel to the Consenting Parties promptly after becoming aware of (i) any matter or circumstance that they know, or believe is likely, to be a material impediment to the implementation or consummation of the Restructuring Transactions; (ii) any occurrence, or failure to occur, of any event that would be reasonably likely to cause (A) any representation or warranty of any of the Company Parties contained in this Agreement or the Definitive Documents to be untrue or inaccurate in any material respect when made or deemed to have been made, (B) any covenant of any of the Company Parties contained in this Agreement or the Definitive Documents not to be or able to be satisfied in any material respect, or (C) any condition precedent contained in this Agreement or the Definitive Documents not to occur or become impossible to satisfy; (iii) any breach of this Agreement (including a breach by any Company Party); (iv) any notice of any commencement of any material involuntary insolvency proceedings, legal suit for payment of material debt, or securement of material Security from or by any person in respect of any Company Party (including, but not limited to, securement of material Security under any liens or mortgages); (v) any representation or statement made or deemed to be made by them under this Agreement that is or proves to have been materially incorrect or misleading in any respect when made or deemed to have been made; and (vi) any matter or circumstance that they know, or believe is likely to, give rise to a termination of this Agreement under Section 11.
6.02.
Negative Commitments. Except as set forth in Section 7, during the Agreement Effective Period, each of the Company Parties shall not directly or indirectly:
(a)
object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions;
(b)
take any action that is inconsistent in any material respect with, or is intended to frustrate or impede approval, implementation and consummation of the Restructuring Transactions described in, this Agreement or the Plan;
(c)
take any action that causes a default under the Amended and Restated Note Purchase Agreement, unless such default has been waived by the BEP Noteholders and the Ascend Noteholders in writing;
(d)
if the Restructuring Transactions are implemented through the In-Court Restructuring, modify the Plan, in whole or in part, in a manner that is not consistent with this Agreement and the Definitive Documents in all material respects;

(e)
file any motion, pleading, or Definitive Documents with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement or the Plan;
(f)
seek to enter into, amend or modify any organizational documents of the Company Parties in a manner that is inconsistent with this Agreement, provided, however, that for the avoidance of doubt, the Parties agree that any amendment of the Company’s certificate of incorporation to effect a reverse stock split as presented in the Reverse Stock Split Proposal is not an amendment or modification inconsistent with this Agreement;
(g)
(i) operate its business outside the ordinary course, taking into account the Restructuring Transactions, such that would have a materially adverse effect on the proposed Restructuring Transactions without the consent of the Consenting Parties or (ii) transfer any material asset or right of the Company Parties or any material asset or right used in the business of the Company Parties to any person or Entity outside the ordinary course of business such that would have a materially adverse effect on the proposed Restructuring Transactions without the consent of the Consenting Parties; provided, that, in any In-Court Proceeding, a Company Party (1) filing a notice or motion seeking to undertake any such action shall not be prohibited so long as the Consenting Parties have provided reasonable consent to such filing; and (2) a Company Party paying Court or U.S. Trustee fees, professional fees or other expenses attendant to maintaining the Chapter 11 Cases shall not be prohibited;
(h)
seek to amend or modify any Definitive Document in a manner that is inconsistent with this Agreement, including Section 3.02;
(i)
engage in any material merger, consolidation, disposition, acquisition, investment, dividend, incurrence of indebtedness or other similar transaction outside of the ordinary course of business other than the Restructuring Transactions; or
(j)
commence, support or join any litigation or adversary proceeding against the BEP Noteholders or the Ascend Noteholders.
Section 7.
Additional Provisions Regarding Company Parties’ Commitments.
7.01.
Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require a Company Party or the board of directors, board of managers, or similar governing body of a Company Party, after consulting with counsel, to take any action or to refrain from taking any action with respect to the Restructuring Transactions to the extent taking or failing to take such action would be inconsistent with applicable Law or its fiduciary duties or obligations under applicable Law, and any such action or inaction pursuant to this Section 7.01 shall not be deemed to constitute a breach of this Agreement.
7.02.
(a)
Notwithstanding Section 7.01, from the Agreement Effective Date through the earlier of (i) consummation of the Restructuring Transactions or (ii) commencement of the Chapter

11 Cases, the Company Parties shall not, directly or indirectly, be entitled to seek, solicit, encourage, initiate, propose or support any offer or proposal from, enter into any agreement with, or engage in any discussions or negotiations with, any person or entity concerning any actual or proposed Alternative Restructuring Proposal; provided, that the Company Parties shall promptly, and in no event later than 2 (two) days after receipt, provide copies of all such documentations and materials received by the Company Parties concerning such an Alternative Restructuring Proposal to the advisors to the Consenting Parties. For the avoidance of doubt, any determination to pursue an Alternative Restructuring Proposal shall be subject to the approval of the board of directors, board of managers, or similar governing body of any Company Party and the board of directors of FEAM.
(b)
In the event of an In-Court Restructuring, upon the Petition Date, Section 7.02(a) shall no longer be applicable and the Company shall be entitled to seek, solicit, encourage, initiate, propose or support any offer or proposal from, enter into any agreement with, or engage in any discussions or negotiations with, any person or entity concerning any actual or proposed Alternative Restructuring Proposal; provided, that the Company Parties shall promptly, and in no event later than 2 (two) days after receipt, provide copies of all such documentations and materials received by the Company Parties concerning such an Alternative Restructuring Proposal to the advisors to the Consenting Parties (regardless of any confidentiality provisions in such Alternative Restructuring Proposal).
7.03.
Nothing in this Agreement shall: (a) impair or waive the rights of any Company Party to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; or (b) prevent any Company Party from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.
Section 8.
Transfer of Interests and Securities.
8.01.
During the Agreement Effective Period, other than as expressly contemplated by this Agreement, no Consenting Party shall Transfer any ownership (including any beneficial ownership as defined in the Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in any Company Claims/Interests to any affiliated or unaffiliated party, including any party in which it may hold a direct or indirect beneficial interest, unless:
(a)
in the case of any Company Claims/Interests, the authorized transferee is either (1) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (2) an institutional accredited investor (as defined in the Rules), or (3) a Consenting Party; and
(b)
either (i) the transferee executes and delivers to counsel to the Company Parties, at or before the time of the proposed Transfer, a Transfer Agreement or (ii) the transferee is a Consenting Party and the transferee provides notice of such Transfer (including the amount and type of Company Claim/Interest Transferred) to counsel to the Company Parties at or before the time of the proposed Transfer.
8.02.
Upon compliance with the requirements of Section 8.01, the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of the rights and obligations in respect of such transferred Company Claims/Interests. Any Transfer in violation of Section 8.01 shall be void ab initio.
8.03.
This Agreement shall in no way be construed to preclude the Consenting Parties from acquiring additional Company Claims/Interests; provided, however, that (a) such additional Company Claims/Interests shall automatically and immediately upon acquisition by a Consenting Party be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to counsel to the Company Parties or counsel to the Consenting Parties) and (b) such Consenting Party must provide notice of such acquisition (including the amount and type of Company Claim/Interest acquired) to counsel to the Company Parties within five (5) Business Days of such acquisition.
8.04.
This Section 8 shall not impose any obligation on any Company Party to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Party to Transfer any of its Company Claims/Interests. Notwithstanding anything to the contrary herein, to the extent a Company Party and another Party have entered into a Confidentiality Agreement, the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations otherwise arising under such Confidentiality Agreements.
8.05.
Notwithstanding Section 8.01, a Qualified Marketmaker that acquires any Company Claims/Interests with the purpose and intent of acting as a Qualified Marketmaker for such Company Claims/Interests shall not be required to execute and deliver a Transfer Agreement in respect of such Company Claims/Interests if (i) such Qualified Marketmaker subsequently transfers such Company Claims/Interests (by purchase, sale assignment, participation, or otherwise) within five (5) Business Days of its acquisition to a transferee that is an entity that is not an affiliate, affiliated fund, or affiliated entity with a common investment advisor; (ii) the transferee otherwise is a Permitted Transferee under Section 8.01; and (iii) the Transfer otherwise is a Permitted Transfer under Section 8.01. To the extent that a Consenting Party is acting in its capacity as a Qualified Marketmaker, it may Transfer (by purchase, sale, assignment, participation, or otherwise) any right, title or interests in Company Claims/Interests that the Qualified Marketmaker acquires from a holder of the Company Claims/Interests who is not a Consenting Party without the requirement that the transferee be a Permitted Transferee.
8.06.
Notwithstanding anything to the contrary in this Section 8, the restrictions on Transfer set forth in this Section 8 shall not apply to the grant of any liens or encumbrances on any claims and interests in favor of a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such claims and interests.
Section 9.
Representations and Warranties of Consenting Parties. Each Consenting Party severally, and not jointly, represents and warrants that, as of the date such Consenting Party executes and delivers this Agreement and as of the Plan Effective Date:
(a)
it is the beneficial or record owner of the face amount of the Company Claims/Interests or is the nominee, investment manager, or advisor for beneficial holders of the

Company Claims/Interests reflected in, and, having made reasonable inquiry, is not the beneficial or record owner of any Company Claims/Interests other than those reflected in, such Consenting Party’s signature page to this Agreement or a Transfer Agreement, as applicable (as may be updated pursuant to Section 8);
(b)
it has the full power and authority to act on behalf of, vote and consent to matters concerning, such Company Claims/Interests;
(c)
such Company Claims/Interests are free and clear of any pledge, lien, Security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would adversely affect in any way such Consenting Party’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed;
(d)
it has the full power to vote, approve changes to, and transfer all of its Company Claims/Interests referable to it as contemplated by this Agreement subject to applicable Law; and
(e)
solely with respect to holders of Company Claims/Interests, (i) it is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act or (B) an institutional accredited investor (as defined in the Rules), and (ii) any securities acquired by the Consenting Party in connection with the Restructuring Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act.
Section 10.
Mutual Representations, Warranties, and Covenants. Each of the Parties represents, warrants, and covenants to each other Party, as of the date such Party executed and delivers this Agreement, on the Plan Effective Date:
(a)
it is validly existing and in good standing under the Laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;
(b)
except as expressly provided in this Agreement, the Plan, and the Bankruptcy Code, no consent or approval is required by any other person or entity in order for it to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement;
(c)
the entry into and performance by it of, and the transactions contemplated by, this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association or other constitutional documents;
(d)
except as expressly provided in this Agreement, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this

Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement; and
(e)
except as expressly provided by this Agreement, it is not party to any restructuring or similar agreements or arrangements with the other Parties to this Agreement that have not been disclosed to all Parties to this Agreement.
Section 11.
Termination Events.
11.01.
Consenting Party Termination Events. This Agreement may be terminated by the BEP Noteholders or by the Ascend Noteholders, in each case, by the delivery to the Company Parties of a written notice in accordance with Section 14.10 hereof upon the occurrence of the following events:
(a)
with respect to the BEP Noteholders or the Ascend Noteholders, the breach in any material respect by a Company Party of any of the representations, warranties, or covenants of the Company Parties set forth in this Agreement that (i) is materially adverse to the BEP Noteholders or the Ascend Noteholders, as applicable, (ii) would have a materially adverse effect on the proposed Restructuring Transactions and (iii) remains uncured for fifteen (15) Business Days after the BEP Noteholders or the Ascend Noteholders, as applicable, transmit a written notice in accordance with Section 14.10 hereof detailing any such breach;
(b)
with respect to the BEP Noteholders, the breach in any material respect by the Ascend Noteholders of any of the representations, warranties, or covenants of the Ascend Noteholders set forth in this Agreement that (i) is materially adverse to the BEP Noteholders and (ii) remains uncured for fifteen (15) Business Days after the BEP Noteholders transmit a written notice in accordance with Section 14.10 hereof detailing any such breach;
(c)
with respect to the BEP Noteholders, the breach in any material respect by the Ascend Noteholders of any Definitive Document that (i) is materially adverse to the BEP Noteholders and (ii) remains uncured for fifteen (15) Business Days after the BEP Noteholders transmit a written notice in accordance with Section 14.10 hereof detailing any such breach;
(d)
with respect to the Ascend Noteholders, the breach in any material respect by the BEP Noteholders of any of the representations, warranties, or covenants of the BEP Noteholders set forth in this Agreement that (i) is materially adverse to the Ascend Noteholders and (ii) remains uncured for fifteen (15) Business Days after the Ascend Noteholders transmit a written notice in accordance with Section 14.10 hereof detailing any such breach;
(e)
with respect to the Ascend Noteholders, the breach in any material respect by the BEP Noteholders of any of the Definitive Documents that (i) is materially adverse to the Ascend Noteholders and (ii) remains uncured for fifteen (15) Business Days after the Ascend Noteholders transmit a written notice in accordance with Section 14.10 hereof detailing any such breach;
(f)
with respect to the BEP Noteholders or the Ascend Noteholders, the failure of any of the Milestones to be satisfied, unless such Milestones have been reasonably waived, modified,

extended or otherwise amended by the BEP Noteholders and the Ascend Noteholders in writing (which may be via email from counsel);
(g)
the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for thirty (30) Business Days after such terminating Consenting Parties transmit a written notice in accordance with Section 14.10 hereof detailing any such issuance; provided, that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement;
(h)
the Bankruptcy Court enters a final, non‑appealable order denying confirmation of the Plan;
(i)
the entry of a final, non-appealable order by the Bankruptcy Court, or the filing of a motion or application by any Company Party seeking an order (without the prior written consent of the Consenting Parties not to be unreasonably withheld), (i) converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the Bankruptcy Code, (ii) dismissing one or more of the Chapter 11 Cases of a Company Party; (iii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code or a trustee in one or more of the Chapter 11 Cases of a Company Party, or (iv) rejecting this Agreement;
(j)
if any of the Company Parties (i) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, receivership, reorganization or other relief in respect of the Company Parties or their debts, or of a substantial part of their assets, under any federal, state or foreign bankruptcy, insolvency, administrative, receivership or similar law now or hereafter in effect, except as contemplated by this Agreement, (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described in the preceding subsection (i), (iii) applies for, consents to, or fails to contest in a timely and appropriate manner, the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory administrator, trustee, custodian, sequestrator, conservator, provisional liquidator, receiver and manager, controller (in the case of appointments under Australian law, as defined in the Australian Corporations Act), or similar official with respect to any Company Party or Affiliate for the substantial part of such Company Party’s assets; (iv) makes a general assignment or arrangement for the benefit of creditors; (v) takes any corporate action for the purpose of authorizing the foregoing; or (vi) timely contests any such involuntary proceeding or petition but such involuntary proceeding is not dismissed within a period of thirty (30) days after the filing thereof, or if any court order grants the relief sought in such involuntary proceeding; provided that, for the avoidance of doubt, any proceeding described in the preceding subsections (i) through (vi) commenced by or against American Pacific Borates Pty Ltd between the date hereof and the Out-of-Court Outside Date is a termination event.
(k)
the Bankruptcy Court grants relief that is inconsistent with this Agreement in any material respect (in each case with such amendments and modifications as have been effected in accordance with the terms hereof); provided that such relief materially adversely affects the Consenting Party seeking termination;
(l)
the Company Parties withdraw the commitment for the Placement (in the event of an Out-of-Court Restructuring) or the Plan (in the event of an In-Court Restructuring) or support therefor;
(m)
five (5) Business Days after the occurrence of any court of competent jurisdiction or other competent governmental or regulatory authority issuing a ruling or an order making illegal or otherwise restricting, preventing or prohibiting the consummation of the transactions contemplated by this Agreement in a way that cannot be reasonably remedied by the Company Parties; or
(n)
the Bankruptcy Court enters a final, unappealable order denying approval of the debtor-in-possession financing facility embodied in the DIP/Cash Collateral Motion.
11.02.
Company Party Termination Events. Any Company Party may terminate this Agreement as to all Parties upon prior written notice to all Parties in accordance with Section 14.10 hereof upon the occurrence of any of the following events:
(a)
the breach in any material respect by the BEP Noteholders or the Ascend Noteholders of any provision set forth in this Agreement that remains uncured for a period of fifteen (15) Business Days after the receipt by the BEP Noteholders of notice of such breach;
(b)
the breach in any material respect by the BEP Noteholders or the Ascend Noteholders of any Definitive Document that remains uncured for a period of fifteen (15) Business Days after the receipt by the BEP Noteholders of notice of such breach;
(c)
the board of directors, board of managers, or such similar governing body of any Company Party determines, after consulting with counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law or (ii) solely in the exercise of its fiduciary duties, to enter into an Alternative Restructuring Proposal; provided that the Consenting Parties shall be provided five (5) Business Days after receipt of notice of any proposed termination under Section 11.02 to propose modifications to the Restructuring Transactions that the Company Party shall reasonably consider before terminating this Agreement pursuant to this Section 11.02;
(d)
the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for thirty (30) Business Days after such terminating Company Party transmits a written notice in accordance with Section 14.10 hereof detailing any such issuance; provided, that this termination right shall not apply to or be exercised by any Company Party that sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement; or

(e)
the Bankruptcy Court enters a final, non-appelable order denying confirmation of the Plan.
11.03.
Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among all of the following: (a) the Consenting Parties; and (b) each Company Party.
11.04.
Automatic Termination. This Agreement shall terminate automatically without any further required action by, or notice from, any person immediately after the Plan Effective Date.
11.05.
Effect of Termination. Upon the occurrence of a Termination Date as to a Party, this Agreement shall be of no further force and effect as to such Party and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Claims or causes of action. Upon the occurrence of a Termination Date prior to the Confirmation Order being entered by a Bankruptcy Court, any and all consents or ballots tendered by the Parties subject to such termination before a Termination Date shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions and this Agreement or otherwise; provided, however, any Consenting Party withdrawing or changing its vote pursuant to this Section 11.05 shall promptly provide written notice of such withdrawal or change to each other Party to this Agreement and, if such withdrawal or change occurs on or after the Petition Date, file notice of such withdrawal or change with the Bankruptcy Court. Nothing in this Agreement shall be construed as prohibiting a Company Party or any of the Consenting Parties from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (a) any right of any Company Party or the ability of any Company Party to protect and reserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Consenting Party, and (b) any right of any Consenting Party, or the ability of any Consenting Party, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party or Consenting Party. No purported termination of this Agreement shall be effective under this Section 11.05 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement or one or more of the Transaction Documents, except a termination pursuant to Section 11.02(b) or Section 11.02(d). Nothing in this Section 11.05 shall restrict any Company Party’s right to terminate this Agreement in accordance with Section 11.02(b).

Section 12.
Amendments and Waivers.
(a)
This Agreement may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 12.
(b)
This Agreement may be modified, amended, or supplemented, or a condition or requirement of this Agreement may be waived, in a writing signed by: (a) each Company Party and (b) the following Parties, solely with respect to any modification, amendment, waiver or supplement that adversely affects the rights of such Parties and unless otherwise specified in this Agreement: (i) the BEP Noteholders; and (ii) the Ascend Noteholders; provided, however, that if the proposed modification, amendment, waiver, or supplement has a material, disproportionate, and adverse effect on any of the Company Claims/Interests held by a Consenting Party, then the consent of each such affected Consenting Party shall also be required to effectuate such modification, amendment, waiver or supplement.
(c)
Any proposed modification, amendment, waiver or supplement that does not comply with this Section 12 shall be ineffective and void ab initio.
(d)
The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.
Section 13.
Mutual Releases; Waiver of Events of Default.
13.01.
Releases.
(a)
Releases by the Company Releasing Parties. Except as expressly set forth in this Agreement, effective on (i) the Agreement Effective Date and (ii) the Plan Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is hereby deemed released and discharged by each and all of the Company Releasing Parties, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Company Releasing Parties would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Equity Interest in, a Company Releasing Party, based on or relating to, or in any manner arising from, in whole or in part, the Company Parties (including the management, ownership, or operation thereof), the Amended and Restated Note Purchase Agreement (including, without limitation, any “Default” (as defined in the Amended and Restated Note Purchase

Agreement) or “Event of Default” (as defined in the Amended and Restated Note Purchase Agreement), in accordance with the terms set forth in this Section 13.07), the purchase, sale, or rescission of any Security of the Company Parties, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Transaction Documents, the Chapter 11 Cases, this Agreement, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with this Agreement, the Definitive Documents, the Transaction Documents, the Plan, the filing of the Chapter 11 Cases, the pursuit of confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before, in respect of the foregoing clause (i), the Agreement Effective Date, and, in respect of the foregoing clause (ii), the Plan Effective Date.
(b)
Releases by the Consenting Party Releasing Parties. Except as expressly set forth in this Agreement, effective on (i) the Agreement Effective Date and (ii) the Plan Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is hereby deemed released and discharged by each and all of the Consenting Party Releasing Parties, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Company Parties would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Equity Interest in, a Company Party, based on or relating to, or in any manner arising from, in whole or in part, the Company Parties (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any Security of the Company Parties or Reorganized FEAM, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Transaction Documents, the Plan, the Chapter 11 Cases, this Agreement, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with this Agreement, the Definitive Documents, the Transaction Documents, the Plan, the filing of the Chapter 11 Cases, the pursuit of confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before, in respect of the foregoing clause (i), the Agreement Effective Date and, in respect of the foregoing clause (ii), the Plan Effective Date.
13.02.
No Additional Representations and Warranties. Each of the Parties agrees and acknowledges that, except as expressly provided in this Agreement and the Definitive Documents,

no other Party, in any capacity, has warranted or otherwise made any representations concerning any Released Claim (including any representation or warranty concerning the existence, nonexistence, validity, or invalidity of any Released Claim). Notwithstanding the foregoing, nothing contained in this Agreement is intended to impair or otherwise derogate from any of the representations, warranties, or covenants expressly set forth in this Agreement or any of the Definitive Documents.
13.03.
Releases of Unknown Claims. Each of the Releasing Parties in each of the Releases contained in this Agreement expressly acknowledges that although ordinarily a general release may not extend to Released Claims which the Releasing Party does not know or suspect to exist in its favor, which if known by it may have materially affected its settlement with the party released, they have carefully considered and taken into account in determining to enter into the above Releases the possible existence of such unknown losses or claims. Without limiting the generality of the foregoing, each Releasing Party expressly waives and relinquishes any and all rights such Party may have or conferred upon it under any federal, state, or local statute, rule, regulation, or principle of common law or equity which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of providing the Release or which may in any way limit the effect or scope of the Releases with respect to Released Claims which such Party did not know or suspect to exist in such Party’s favor at the time of providing the Release, which in each case if known by it may have materially affected its settlement with any Released Party. Each of the Releasing Parties expressly acknowledges that the Releases and covenants not to sue contained in this Agreement are effective regardless of whether those released matters or Released Claims are presently known or unknown, suspected or unsuspected, or foreseen or unforeseen.
13.04.
Turnover of Subsequently Recovered Assets. In the event that any Releasing Party (including any successor or assignee thereof and including through any third party, trustee, debtor in possession, creditor, estate, creditors’ committee, or similar Entity) is successful in pursuing or receives, directly or indirectly, any funds, property, or other value on account of any Claim, Cause of Action, or litigation against any Released Party that was released pursuant to the Release (or would have been released pursuant to the Release if the party bringing such claim were a Releasing Party), such Releasing Party (i) shall not commingle any such recovery with any of its other assets and (ii) agrees that it shall promptly turnover and assign any such recoveries to, and hold them in trust for, such Released Party.
13.05.
Certain Limitations on Releases. For the avoidance of doubt, nothing in this Agreement and the Releases contained in this Section 13 shall or shall be deemed to result in the waiving or limiting by (a) the Company Parties, or any officer, director, member of any governing body, or employee thereof, of (i) any indemnification against any Company Party, any of their insurance carriers, or any other Entity, (ii) any rights as beneficiaries of any insurance policies, (iii) wages, salaries, compensation, or benefits, (iv) intercompany claims, or (v) any interest held by a Company Party; (b) the Consenting Parties or the Trustee of any Claims, security interests, or “obligations” under and as defined in the Amended and Restated Note Purchase Agreement, or any other financing document (except as may be expressly amended or modified by the Plan, or any other financing document under and as defined therein); and (c) any Party or other Entity of any post-Agreement Effective Date obligations under this Agreement, the Transaction Documents, or post-Plan Effective Date obligations under the Plan, the Transaction Documents, the Confirmation Order, the Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, or any Claim or obligation arising under the Plan.
13.06.
Covenant Not to Sue. Each of the Releasing Parties hereby further agrees and covenants not to, and shall not, commence or prosecute, or assist or otherwise aid any other Entity in the commencement or prosecution of, whether directly, derivatively or otherwise, any Released Claims.
13.07.
Standstill; Waiver of Events of Default.
(a)
Until the occurrence of the Standstill Termination Date (if any), (i) the BEP Noteholders and the Ascend Noteholders, in their capacities as “Purchasers” under, and as defined in, the Amended and Restated Note Purchase Agreement, hereby covenant and agree that the BEP Noteholders and the Ascend Noteholders shall not exercise their rights, remedies, powers, privileges and defenses under the Amended and Restated Note Purchase Agreement with respect to the occurrence of any Default or Event of Default (other than with respect to the charging of any default interest, as may be applicable, in accordance with the terms of the Amended and Restated Note Purchase Agreement), nor shall any Purchaser direct the Collateral Agent to do the same, and (ii) the BEP Noteholders and the Ascend Noteholders hereby covenant and agree that it shall forbear from instituting or pursuing as against any Company Party any suit or proceeding in any court, or taking any other formal action, or sending any legal notice, concerning, or in connection with, the Amended and Restated Note Purchase Agreement or matters arising therefrom or related thereto, and the Parties further agree that any such suit or proceeding or formal action or legal notice shall be null and void and without force or effect.
(b)
Notwithstanding the foregoing Section 13.07(a), upon the Effective Date of the Out-of-Court Restructuring, the BEP Noteholders and the Ascend Noteholders hereby automatically and irrevocably waive (a) any and all Defaults (as defined in the Amended and Restated Note Purchase Agreement) and Events of Default (as defined in the Amended and Restated Note Purchase Agreement) arising on or prior to the Effective Date of the Out-of-Court Restructuring and (b) the imposition of, and accrual of interest at, the Default Rate (as defined in the Amended and Restated Note Purchase Agreement) from and after the date of approval of the Stockholder Approvals by the Company’s stockholders at the Special Meeting. For the avoidance of doubt, to the extent that the Stockholder Approvals are not obtained, this Section 13.07(b) shall no longer be applicable. The waiver set forth in this Section 13.07(b) is a one-time waiver.
(c)
For the avoidance of doubt, to the extent applicable, the waivers set forth in this Section 13.07(a) and 13.07(b) shall apply to any Permitted Transferee pursuant to any Transfer in accordance with this Agreement.
Section 14.
Miscellaneous

14.01.
Acknowledgement. Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise. Any such offer or solicitation will be made only in compliance with all applicable securities Laws, provisions of the Bankruptcy Code, and/or other applicable Law.
14.02.
Exhibits Incorporated by Reference; Conflicts. Each of the exhibits, annexes, signatures pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules. In the event of any inconsistency between this Agreement (without reference to the exhibits, annexes, and schedules hereto) and the exhibits, annexes, and schedules hereto, this Agreement (without reference to the exhibits, annexes, and schedules thereto) shall govern.
14.03.
Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court, from time to time, to effectuate the Restructuring Transactions, as applicable.
14.04.
Complete Agreement. Except as otherwise explicitly provided herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect thereto, other than any Confidentiality Agreement.
14.05.
GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in the Bankruptcy Court, and solely in connection with claims arising under this Agreement: (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court; (b) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court; and (c) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party hereto.
14.06.
Trial by Jury Waiver. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
14.07.
Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.
14.08.
Rules of Construction. This Agreement is the product of negotiations among the Company Parties and the Consenting Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Company Parties and the Consenting Parties were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.
14.09.
Successors and Assigns; Third Parties. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. There are no third party beneficiaries under this Agreement, and the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other person or entity.
14.10.
Notices. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):
(a)
if to a Company Party, to:

5E Advanced Materials, Inc.
9329 Mariposa Road, Suite 210
Hesperia, CA 92344
Attention: Paul Weibel, Chief Executive Officer
E-mail address: pweibel@5eadvancedmaterials.com

with copies to:

Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626
Attention: Drew Capurro
E-mail address: drew.capurro@lw.com

and

Pachulski Stang Ziehl & Jones LLP
919 North Market Street
17th Floor
Wilmington, Delaware 19801
Attention: Laura Davis Jones
E-mail address: ljones@pszjlaw.com

(b)
if to a BEP Noteholder, to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention: Brian E. Schartz, P.C. and Allyson B. Smith
E-mail address: brian.schartz@kirkland.com, allyson.smith@kirkland.com

(c)
if to the Ascend Noteholders, to:

Mehigan LLP

30 Cecil Street
Prudential Tower, #24-01
Singapore 049712

Any notice given by delivery, mail, or courier shall be effective when received.

14.11.
Fees and Expenses. The Company Parties shall pay and reimburse all reasonable and documented fees and expenses when due (including travel costs and expenses) and all outstanding and unpaid amounts incurred in connection with the Restructuring Transactions since the inception of the applicable fee or engagement letters of the attorneys, accountants, other professionals, advisors, and consultants of each Consenting Party (whether incurred directly or on their behalf and regardless of whether such fees and expenses are incurred before or after the Agreement Effective Date), including the fees and expenses of (i) the BEP Noteholders, including Kirkland & Ellis LLP, as counsel, and (ii) the Ascend Noteholders, including, but not limited to, Mehigan LLP, as lead counsel to the Ascend Noteholders; provided, that in the event of an In-Court Restructuring any outstanding amounts due and owing as of the Petition Date shall be paid and reimbursed prior to the Petition Date.
14.12.
Independent Due Diligence and Decision Making. Each Consenting Party hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Company Parties.
14.13.
Enforceability of Agreement. Each of the Parties to the extent enforceable waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising termination rights under this Agreement, to the extent the Bankruptcy Court determines that such relief is required.
14.14.
Waiver. If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement.
14.15.
Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.
14.16.
Several, Not Joint, Claims. Except where otherwise specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint.
14.17.
Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.
14.18.
Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.
14.19.
Capacities of Consenting Parties. Each Consenting Party has entered into this agreement on account of all Company Claims/Interests that it holds (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Company Claims/Interests.
14.20.
Survival. Notwithstanding (i) any Transfer of any Company Claims/Interests in accordance with this Agreement or (ii) the termination of this Agreement in accordance with its terms, the agreements and obligations of the Parties in Section 14 and the Confidentiality Agreements shall survive such Transfer and/or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof and thereof; provided that the Company's obligations set forth in Section 14.11 shall not survive with respect to any Consenting Party for whose actions or breach resulted in termination of this Agreement. For the avoidance of doubt, the Parties acknowledge and agree that if this Agreement is terminated, Section 13 shall survive such termination, and any and all Releases shall remain in full force and effect; provided that if this Agreement is terminated on account of breach by a Party, such Party’s Release shall be null and void.
14.20.
Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, pursuant to Section 3.02, Section 12, or otherwise, including a written approval by the Company Parties or the Consenting Parties, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

Company Parties’ Signature Page to
the Restructuring Support Agreement

5E ADVANCED MATERIALS, INC.

By:	/s/ Paul Weibel
Name:	Paul Weibel
Title:	Authorized Signatory

5E BORON AMERICAS, LLC

By:	/s/ Paul Weibel
Name:	Paul Weibel
Title:	President

AMERICAN PACIFIC BORATES PTY LTD

Executed by
American Pacific Borates Pty Ltd
(ABN 68 615 606 114)
in accordance with section 127 of the
Australian Corporations Act 2001 (Cth)
by a director and director/company secretary:

/s/ Paul Weibel	/s/ Bryn Jones
Signature of director	Signature of director/ company secretary

Paul Weibel	Bryn Jones
Name of director (please print)	Name of director/ company secretary (please print)

[Company Parties’ Signature Page to Restructuring Support Agreement]

Consenting Party Signature Page to
the Restructuring Support Agreement

bep special situations iv llc

/s/ Jonathan Siegler

Name: Jonathan Siegler
Title: Managing Director and Chief Financial Officer

Address:
BEP Special Situations IV LLC

300 Crescent Court, Suite 1860

Dallas, TX 75201

E-mail address(es): jasiegler@bluescapegroup.com

Aggregate Amounts Beneficially Owned or Managed on Account of:
BEP Notes	43,031,430

[Consenting Party Signature Page to Restructuring Support Agreement]

Consenting Party Signature Page to
the Restructuring Support Agreement

ascend global investment fund spc

for and on behalf of strategic sp

/s/ Mulyadi Tjandra

Name: Mulyadi Tjandra
Title: Director

MERIDIAN INVESTMENTS CORPORATION

/s/ Mulyadi Tjandra

Name: Mulyadi Tjandra
Title: Director

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
Ascend Notes beneficially owned or managed on account of Ascend	US$21,515,715
Ascend Notes beneficially owned or managed on account of Meridian	US$21,515,715

[Consenting Party Signature Page to Restructuring Support Agreement]

EXHIBIT A

Company Parties

5E Advanced Materials, Inc.

5E Boron Americas, LLC

American Pacific Borates Pty Ltd.

EXHIBIT B

Restructuring Term Sheet

Term Sheet

Summary

The term sheet (this “Term Sheet”) sets forth a summary of the principal terms that 5E Advanced Materials, Inc. (“FEAM”) and its direct and indirect subsidiaries and affiliates (together with FEAM, the “Company”), BEP Special Situations IV LLC (“BEP”), Meridian Investments Corporation (“Meridian”), and Ascend Global Investment Fund SPC (together with Meridian, “Ascend,” and together with BEP and FEAM, the “Parties”) would consider in connection with a proposed transaction in respect of a capital injection, and an equitization of the current Secured Debt Facility (as defined below).

THIS TERM SHEET IS NOT AN OFFER OR A SOLICITATION WITH RESPECT TO ANY SECURITIES OR DEBT OF THE COMPANY. ANY SUCH OFFER OR SOLICITATION SHALL COMPLY WITH ALL APPLICABLE SECURITIES LAWS.

THIS TERM SHEET IS PROVIDED IN confidence and may be distributed only with the express written consent of THE COMPANY, BEP, AND ASCEND. ThIS Term Sheet is provided in the nature of a settlement proposal in furtherance of settlement discussions. Accordingly, thIS Term Sheet is entitled to the protections of Rule 408 of the Federal Rules of Evidence and any other applicable statutes or doctrines protecting the use or disclosure of confidential information and information exchanged in the context of settlement discussions. Further, nothing in thIS Term Sheet shall be an admission of fact or liability or deemed binding on THE COMPANY, BEP, ASCEND OR ANY OF THEIR RESPECTIVE AFFILIATES.

This term sheet is subject to ongoing review by BEP, the company, ASCEND, and EACH OF their respective professionals, is subject to material change and is being distributed for discussion purposes only. moreover, the treatment set forth in this term sheet remains subject to ongoing discussion among the parties covered hereby.

Strategic Intent

The outstanding indebtedness of, and equity interests in, the Company will be restructured (the “Restructuring”) through either (i) an out-of-court transaction (the “Out of Court Restructuring”) consistent with the terms and conditions described in this Term Sheet or, to the extent the conditions precedent to consummating the Out of Court Restructuring cannot be timely satisfied then, (ii) as voluntary pre‑packaged cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), to be filed in a United States Bankruptcy Court of competent jurisdiction to be agreed to by BEP and Ascend (the “Bankruptcy Court”) and pursuant to a pre-packaged plan of reorganization (the “Pre-Packaged Chapter 11 Plan”).

If the filing of the Chapter 11 Cases becomes necessary or the Company, BEP and Ascend mutually determine to pursue the Chapter 11 Cases in lieu of the Out of Court Restructuring, the Company and certain of its subsidiaries and affiliates shall file the Chapter 11 Cases in the Bankruptcy Court. The Pre-Packaged Chapter 11 Plan and the disclosure statement describing the Pre-Packaged Chapter 11 Plan shall be filed on the same day as the filing of the Chapter 11 Cases or as soon thereafter as is reasonably practicable, but in no event later than the date set forth in the restructuring support agreement (the “RSA”). The Pre-Packaged Chapter 11 Plan shall be in all material respects consistent with this Term Sheet.

The RSA (i) shall contain a customary “fiduciary out” provision exercisable by the Company that will be subject to the negotiation and agreement by FEAM, BEP and Ascend, (ii) shall allow the Company to engage in a formal marketing process in connection with the Pre-Packaged Chapter 11 Plan contemplated by this Term Sheet so long as BEP and Ascend are provided regular updates and information with respect to such process in a manner satisfactory to BEP and Ascend, (iii) shall contain full releases of BEP, Ascend and their respective affiliates upon signing the RSA, and (iv) shall contain a forbearance of any existing defaults under the Secured Debt Facility.

An illustrative example of an Out of Court Restructuring together with a “stapled” Pre-Packaged Chapter 11 Plan is attached as a slide at the end of this Term Sheet.

Term Sheet

Principal Terms

Out-of-Court Restructuring
Parties:	BEP FEAM Ascend
Effective Date:	“Effective Date” means the consummation of the Restructuring.
Secured Debt Facility:

“Secured Debt Facility” shall mean that certain indebtedness under that certain Amended and Restated Note Purchase Agreement, dated as of January 18, 2024 (as modified, amended, or supplemented in accordance with the terms therein), by and between FEAM, as issuer, BEP and Ascend, as purchasers, certain guarantors, and Alter Domus (US) LLC, as collateral agent. “Convertible Notes” shall mean the notes issued under the Secured Debt Facility, including the New Convertible Notes.

New Convertible Notes Issued:	US$5 million of Convertible Notes (“New Convertible Notes”) with a conversion price of $0.2920 (the “Conversion Price”) issued and sold on a pro rata basis to BEP and Ascend upon signing of the RSA
Exchange Of Convertible Notes:

Subject to approval by the Company’s shareholders, promptly following approval by the Company’s shareholders, BEP and Ascend shall exchange all of their Convertible Notes for their respective pro rata portion of 312,490,076 newly issued shares of common stock of FEAM (the “Exchange”).

New Equity Placement:

Subject to approval by the Company’s shareholders, on the seventh trading day following the Exchange (or as reasonably practicable thereafter), BEP and Ascend shall purchase $5 million of newly issued shares of common stock of FEAM on a pro rata basis, at a price per share (the “Placement Price”) equal to the lower of (a) $0.2920 per share and (b) the volume average weighted price for the common stock of FEAM as reported by Bloomberg for the first five trading days following the Exchange (the “Placement”).

New Warrants:

Concurrently with the closing of the Placement, FEAM shall issue to BEP and Ascend new warrants on a pro rata basis (the “New Warrants”) to purchase up to an aggregate of US$20 million of common stock of FEAM with the number of shares underlying such warrants calculated based on the Price of Equity and with an exercise price equal to the Price of Equity. The New Warrants shall have an expiration date of one year from the Exchange.

Events of Default During RSA:
(1)
At signing of the RSA, BEP and Ascend to forbear from accelerating the debt or pursuing any other remedies until the Effective Date (not to occur later than March 31, 2025).
(2)
At signing of the RSA, BEP and Ascend temporarily waive US $7.5 million minimum cash covenant until the Effective Date (not to occur later than March 31, 2025).

Other:
(1)
Short selling prohibition by BEP, Ascend and their respective managers, officers, directors and affiliates.
(2)
Upon signing of the RSA and through the Effective Date, FEAM to reimburse costs and expenses (including advisor expenses) of Ascend and BEP for the Restructuring.

(3)
On and immediately following the Effective Date, the board of directors of FEAM will take all necessary action permitted by applicable law so that the board of directors of FEAM as of the Effective Date (the “New Board”) shall be comprised of 4 directors, 2 nominated by BEP and 2 nominated by Ascend, provided that appointment of any such nominee will be subject to FEAM’s customary due diligence process for directors and New Board must be constituted in a manner that satisfies applicable NASDAQ and SEC requirements.

(4)
Prohibition upon signing of the RSA on any securities offerings (including the consummation of a potential future private offering as contemplated by FEAM’s proxy statement for its stockholder meeting set for January 21, 2025) by FEAM without consent of BEP and Ascend.

(5)
That certain Third Amended and Restated Investor and Registration Rights Agreement to be amended and restated to require that the shares issued in the Exchange and the Placement and shares underlying the New Warrants be registered for resale by FEAM, among other customary amendments.

Releases:	All Parties to provide mutual releases, inclusive of directors and executive officers, upon signing of RSA and ratified upon closing of the Conversion.

Term Sheet

Pre-Packaged Chapter 11 Plan
Term	Description
Parties:	BEP FEAM Ascend
Secured Debt Facility:	“Secured Debt Facility” shall have the meaning as defined in “Out-of-Court Restructuring”
DIP Facility:

“DIP Facility” shall mean the post-petition superiority financing in an amount to be determined prior to signing of the RSA with BEP’s and Ascend’s consent, to be provided by BEP and Ascend (collectively, the “DIP Lenders”) in connection with the Chapter 11 Cases and pursuant a certain debtor‑in‑possession credit agreement and other definitive documents, as necessary, subject to negotiation and agreement by FEAM and the DIP Lenders.

Treatment of Existing Equity Interests	All existing equity interests of FEAM shall be extinguished upon the effective date of the Pre-Packaged Chapter 11 Plan.
DIP Facility and Conversion:

Upon the effective date of the Pre-Packaged Chapter 11 Plan, BEP and Ascend shall each receive their respective pro rata share of 100% of the new common stock of reorganized FEAM issued on account of (i) the Secured Debt Facility Claims and (ii) the outstanding DIP Facility indebtedness on and as of the Effective Date.

Treatment of All Other Claims:

It is anticipated that all other claims, excluding those arising out of the Secured Debt Facility and the DIP Facility, shall be unimpaired and “ride through” the Chapter 11 Cases, subject to further diligence.

Petition Date:	The Chapter 11 Cases shall be filed in in the Bankruptcy Court within 4 business days of a negative shareholder vote on the Out‑of‑Court Restructuring
Releases:	Pursuant to Pre-Packaged Chapter 11 Plan, all Parties to provide mutual releases upon the effective date of the Pre-Packaged Chapter 11 Plan.

Term Sheet

Illustrative Example

Stapled Prepack Chapter 11 Cases

- A "stapled prepack" is an approach a company may take when there is substantial creditor support across classes but no guarantee of unanimous consent.
- In a stapled prepack, a consent solicitation (*i.e.*, the documents to effectuate an out-of-court restructuring) is sent to the applicable consenting stakeholders at the same time as the chapter 11 plan solicitation materials.
  - This approach encourages potential holdout stakeholders to consent to an out-of-court transaction where the company otherwise has the required votes to consummate an expeditious prepackaged chapter 11.
  - The prepackaged structure increases the likelihood of a relatively quick chapter 11 proceeding in the event the requisite consents are not obtained.

Illustrative Timeline of Out-of-Court Transaction Followed by Stapled Prepack

Preparation Stages
• Develop Out-of-Court Transaction structure and strategy
• Negotiate restructuring support agreement
• Draft Out-of-Court Transaction documents and chapter 11 plan and related documents
Launch Date
If Out-of-Court Transaction Successful
• Out-of-Court Transaction is approved & closes
• No Ch. 11 filing necessary
Week 6 – 9
• Confirmation Hearing
OUT-OF-COURT TRANSACTION WITH CONTINGENT CH. 11 PREPARED
POST-FILING IF OUT-OF-COURT TRANSACTION FAILS
Weeks 1 – 4: Out-of-Court Transaction Consent Solicitation
• Announce and launch out-of-court transaction proxy
• Distribute:
• Offering Memorandum and Related Materials
• Ballots
• Plan of Reorganization
• Allow for applicable statutory period
• Finalize "First Day" Pleadings to prepare for potential filing
10 – 30 Days After Filing
Petition Date
• File Ch. 11 Petitions
• File First Day Pleadings
• File Plan and Disclosure Statement
Weeks 5 – 8
• Confirmation and Disclosure Statement Objection Deadline
Weeks 7 – 11
• Projected Emergence

KIRKLAND & ELLIS
Privileged and Confidential / Attorney Work Product / Attorney-Client Communication
1

EXHIBIT C

Subscription Agreement

EXHIBIT D

Plan

IN THE UNITED STATES BANKRUPTCY COURT
FOR the district of delaware

)
In re:	)	Chapter 11
)
5E ADVANCED MATERIALS, INC., et al.,[1]	)	Case No. 25-_____ (___)
)
Debtors.	)	(Joint Administration Requested)
)

JOINT CHAPTER 11 PLAN OF REORGANIZATION OF

5E ADVANCED MATERIALS, INC. AND ITS DEBTOR AFFILIATES

THIS CHAPTER 11 PLAN IS BEING SOLICITED FOR ACCEPTANCE OR REJECTION IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND WITHIN THE MEANING OF BANKRUPTCY CODE SECTION 1126. THIS CHAPTER 11 PLAN WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION AND THE DEBTORS’ FILING FOR CHAPTER 11 BANKRUPTCY.

[  ] (pro hac vice pending)	Laura Davis Jones (DE Bar No. 2436)
[  ] (pro hac vice pending)	Timothy P. Cairns (DE Bar No. 4228)

LATHAM & WATKINS LLP	PACHULSKI STANG ZIEHL & JONES LLP
[ADDRESS]	919 North Market Street, 17th Floor
[CITY, STATE ZIP]	P.O. Box 8705
Telephone: (___) ___-____	Wilmington, Delaware 19899-8705 (Courier 19801)
Facsimile: (___) ___-____	Telephone: (302) 652-4100
Email: [  ]	Facsimile: (302) 652-4400
[  ]	Email: ljones@pszjlaw.com
tcairns@pszjlaw.com
- and -

Proposed Co-Counsel to the Debtors and	Proposed Co-Counsel to the Debtors and
Debtors in Possession	Debtors in Possession

Dated: [  ], 2025

1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number are: 5E Advanced Materials, Inc. ([  ]); 5E Boron Americas, LLC ([  ]); American Pacific Borates Pty Ltd. ([  ]); and [  ] ([  ]). The location of the Debtors’ service address in these chapter 11 cases is [  ].

TABLE OF CONTENTS

Article I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, and governing law 1

A. Defined Terms. 1

B. Rules of Interpretation. 13

C. Computation of Time. 14

D. Governing Law. 14

E. Reference to Monetary Figures. 14

F. Reference to the Debtors or the Reorganized Debtors. 14

G. Controlling Document. 14

H. Consent Rights. 14

Article II. ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS 15

A. Administrative Claims. 15

B. DIP Claims. 15

C. Professional Claims. 15

D. Priority Tax Claims. 16

Article III. CLASSIFICATION AND TREATMENt oF CLAIMS AND INTERESTS 16

A. Classification of Claims and Interests. 16

B. Treatment of Claims and Interests. 17

C. Special Provision Governing Unimpaired Claims. 20

D. Elimination of Vacant Classes. 20

E. Voting Classes, Presumed Acceptance by Non-Voting Classes. 20

F. Intercompany Interests. 20

G. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code. 20

H. Controversy Concerning Impairment. 21

I. Subordinated Claims. 21

Article IV. MEANS FOR IMPLEMENTATION OF THE PLAN 21

A. General Settlement of Claims and Interests. 21

B. Restructuring Transactions. 21

C. Reorganized Debtors. 22

D. Sources of Consideration for Plan Distributions. 22

E. Holders of Working and Similar Interests. 24

F. Corporate Existence. 24

G. Vesting of Assets in the Reorganized Debtors. 24

H. Cancellation of Existing Securities and Agreements. 25

I. Corporate Action. 25

J. New Organizational Documents. 25

K. Indemnification Provisions in Organizational Documents. 26

L. Directors, Managers, and Officers of the Reorganized Debtors. 26

M. Effectuating Documents; Further Transactions. 26

N. Section 1146 Exemption. 26

O. Director and Officer Liability Insurance. 27

P. Management Incentive Plan. 27

Q. Employee and Retiree Benefits. 27

R. Preservation of Causes of Action. 27

S. Indenture Trustee Expenses 28

Article V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES 28

A. Assumption and Rejection of Executory Contracts and Unexpired Leases. 28

B. Claims Based on Rejection of Executory Contracts or Unexpired Leases. 28

C. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases. 29

i

D. Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases. 29

E. Insurance Policies. 30

F. Reservation of Rights. 30

G. Nonoccurrence of Effective Date. 30

H. Employee Compensation and Benefits. 30

I. Contracts and Leases Entered Into After the Petition Date. 31

Article VI. PROVISIONS GOVERNING DISTRIBUTIONS 31

A. Distributions on Account of Claims Allowed as of the Effective Date. 31

B. Disbursing Agent. 31

C. Rights and Powers of Disbursing Agent. 31

D. Delivery of Distributions and Undeliverable or Unclaimed Distributions. 32

E. Manner of Payment. 32

F. Exemption from Registration Requirements. 32

G. Compliance with Tax Requirements. 33

H. Allocations. 33

I. No Postpetition Interest on Claims. 33

J. Foreign Currency Exchange Rate. 33

K. Setoffs and Recoupment. 33

L. Claims Paid or Payable by Third Parties. 34

Article VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS 34

A. Disputed Claims Process. 34

B. Allowance of Claims. 35

C. Claims Administration Responsibilities. 35

D. Adjustment to Claims or Interests without Objection. 35

E. Disallowance of Claims or Interests. 35

F. No Distributions Pending Allowance. 36

G. Distributions After Allowance. 36

Article VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS 36

A. Discharge of Claims and Termination of Interests. 36

B. Release of Liens. 36

C. Releases by the Debtors. 37

D. Releases by the Releasing Parties. 38

E. Exculpation. 38

F. Injunction. 39

G. Protections Against Discriminatory Treatment. 39

H. Document Retention. 39

I. Reimbursement or Contribution. 40

Article IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN 40

A. Conditions Precedent to the Effective Date. 40

B. Waiver of Conditions. 41

C. Effect of Failure of Conditions. 41

D. Substantial Consummation 41

Article X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN 41

A. Modification and Amendments. 41

B. Effect of Confirmation on Modifications. 42

C. Revocation or Withdrawal of Plan. 42

Article XI. RETENTION OF JURISDICTION 42

ii

Article XII. MISCELLANEOUS PROVISIONS 44

A. Immediate Binding Effect. 44

B. Additional Documents. 44

C. Payment of Statutory Fees. 44

D. Statutory Committee and Cessation of Fee and Expense Payment. 44

E. Reservation of Rights. 44

F. Successors and Assigns. 44

G. Notices. 45

H. Term of Injunctions or Stays. 46

I. Entire Agreement. 46

J. Exhibits. 46

K. Nonseverability of Plan Provisions. 46

L. Votes Solicited in Good Faith. 46

M. Closing of Chapter 11 Cases. 47

N. Waiver or Estoppel. 47

iii

INTRODUCTION

5E Advanced Materials, Inc., 5E Boron Americas, LLC, American Pacific Borates Pty Ltd., and [  ] propose this joint prepackaged chapter 11 plan of reorganization (the “Plan”) for the resolution of the outstanding Claims against, and Interests in, the Debtors. Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor. Holders of Claims or Interests may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, and historical financial information, risk factors, a summary and analysis of this Plan, the Restructuring Transactions, and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

ALL HOLDERS OF CLAIMS, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

Article I.

DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME, and governing law
A.
Defined Terms.

As used in this Plan, capitalized terms have the meanings set forth below.

1.
“Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 327, 328, 330, 365, 503(b), 507(a), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses of preserving the Estates and operating the businesses of the Debtors incurred on or after the Petition Date and through the Effective Date; (b) Allowed Professional Claims; and (c) all fees and charges assessed against the Estates under chapter 123 of the Judicial Code.
2.
“Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if such entity was a debtor in a case under the Bankruptcy Code.
3.
“Allowed” means, with respect to a Claim, any Claim (or portion thereof) that (a) is not Disputed within the applicable period of time, if any, fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, (b) is allowed, compromised, settled, or otherwise resolved pursuant to the terms of the Plan, in any stipulation that is approved by a Final Order of the Bankruptcy Court, or pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith, or (c) has been allowed by a Final Order of the Bankruptcy Court. For the avoidance of doubt, (x) there is no requirement to file a Proof of Claim (or move the Bankruptcy Court for allowance) to have a Claim Allowed for the purposes of the Plan except as provided in Article V.B of this Plan, (y) the Debtors, in consultation with the Required Consenting Parties, may deem any Unimpaired Claim to be Allowed in an asserted amount for the purposes of the Plan, and (z) any Claim (or portion thereof) that has been disallowed pursuant to a Final Order shall not be an “Allowed” Claim.
4.
“Amended and Restated Note Purchase Agreement” means the amended and restated note purchase agreement dated as of January 18, 2024 (as modified, amended, or supplemented in accordance with the terms thereof) among 5E Advanced Materials, Inc. as issuer, certain subsidiaries of 5E Advanced Materials, Inc. as guarantors, BEP and Ascend as purchasers, and Alter Domus (US) LLC, as collateral agent, as may be amended, restated, supplemented, or otherwise modified from time to time.
5.
“Ascend” means, collectively, Ascend Global Investment Fund SPC for and on behalf of Strategic SPC and Meridian Investments Corporation.
6.
“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended from time to time.
7.
“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.

1

8.
“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court, each as amended from time to time.
9.
“BEP” means BEP Special Situations IV LLC.
10.
“Business Day” means any day other than a Saturday, Sunday, or other day on which the New York Stock Exchange or the Nasdaq Stock Market is closed for trading.
11.
“Cash” means cash in legal tender of the United States of America and cash equivalents, including bank deposits, checks, and other similar items.
12.
“Cause of Action” or “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, whether arising before, on, or after the Effective Date, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law or in equity; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any avoidance actions arising under chapter 5 of the Bankruptcy Code or under similar local, state, federal, or foreign statutes and common law, including fraudulent transfer laws.
13.
“Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all the Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.
14.
“Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.
15.
“Claims and Balloting Agent” means [  ], the notice, claims, and solicitation agent proposed to be retained by the Debtors in the Chapter 11 Cases.
16.
“Claims Register” means the official register of Claims maintained by the Claims and Balloting Agent.
17.
“Class” means a class of Claims or Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code.
18.
“CM/ECF” means the Bankruptcy Court’s Case Management and Electronic Case Filing system.
19.
“Committee” means the official committee of unsecured creditors, if any, appointed in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code.
20.
“Compensation and Benefits Programs” means all employment and severance agreements and policies, and all employment, compensation, and benefit plans, policies, workers’ compensation programs, savings plans, retirement plans, deferred compensation plans, supplemental executive retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, life and accidental death and dismemberment insurance plans, and programs of the Debtors, and all amendments and modifications thereto, applicable to the Debtors’ employees, former employees, retirees, and non-employee directors and the employees, former employees and retirees of their subsidiaries, including all savings plans, retirement plans, health care plans, disability plans, severance benefit agreements, and plans, incentive plans, deferred compensation plans and life, accidental death, and dismemberment insurance plans.

2

21.
“Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket of the Chapter 11 Cases, subject to all conditions specified in Article IX.A hereof having been (a) satisfied or (b) waived pursuant to Article IX.B hereof.
22.
“Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.
23.
“Confirmation Hearing” means the hearing to be held by the Bankruptcy Court on confirmation of the Plan and approval of the Disclosure Statement, pursuant to Bankruptcy Rule 3020(b)(2) and sections 1128 and 1129 of the Bankruptcy Code, as such hearing may be continued from time to time.
24.
“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code and approving the Disclosure Statement, which order shall be in form and substance acceptable to the Debtors and the Noteholders and reasonably acceptable to Ascend, and consistent in all material respects with the Restructuring Support Agreement.
25.
“Consenting Parties” means, collectively, the Noteholders that are signatories to the Restructuring Support Agreement.
26.
“Consummation” means the occurrence of the Effective Date.
27.
“Cure” means all amounts, including an amount of $0.00, required to cure any monetary defaults under any Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by the parties under an Executory Contract or Unexpired Lease) that is to be assumed by the Debtors pursuant to sections 365 or 1123 of the Bankruptcy Code.
28.
“D&O Liability Insurance Policies” means all insurance policies of any of the Debtors for directors’, managers’, and officers’ liability existing as of the Petition Date (including any “tail policy”) and all agreements, documents, or instruments relating thereto.
29.
“Debtor” means collectively, each of the following: (a) 5E Advanced Materials, Inc.; (b) 5E Boron Americas, LLC; (c) American Pacific Borates Pty Ltd.; (d) [  ]; and (e) [  ].
30.
“Debtor Release” means the release set forth in Article VIII.C of this Plan.
31.
“Definitive Documents” means the definitive documents and agreements governing the Restructuring Transactions (including any related orders, agreements, instruments, schedules, or exhibits) that are contemplated by and referenced in the Plan (as amended, modified, or supplemented from time to time), and which documents and agreements shall be consistent in all material respects with the Restructuring Support Agreement and the definition of “Definitive Documents” set forth therein. For the avoidance of doubt, the New Organizational Documents are Definitive Documents.
32.
“DIP Agent” means, to the extent applicable, an Entity in its capacity as administrative agent under the DIP Credit Agreement, its successors, assigns, or any replacement agent appointed pursuant to the terms of the DIP Credit Agreement.
33.
“DIP Claim” means any Claim, including any New Money DIP Claim, held by the DIP Lenders or the DIP Agent arising under or relating to the DIP Credit Agreement or the DIP Orders, including any and all Claims for principal amounts outstanding, expenses, costs, interest paid in kind, and accrued but unpaid interest and fees arising under the DIP Credit Agreement.
34.
“DIP Credit Agreement” means, to the extent applicable, that certain debtor-in-possession credit agreement by and among the Debtors, the guarantors party thereto, the DIP Agent, and the DIP Lenders, as approved by the DIP Orders.

3

35.
“DIP Facility” means the debtor-in-possession credit facility entered into on the terms and conditions set forth in the DIP Credit Agreement, the DIP Facility Documents, and the DIP Orders, if the Debtors incur debtor-in-possession financing during the Chapter 11 Cases.
36.
“DIP Facility Documents” means, to the extent applicable, any notes, certificates, agreements, security agreements, documents, or instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) related to or executed in connection with the DIP Credit Agreement.
37.
“DIP Lenders” means, to the extent applicable, the lenders under the DIP Credit Agreement.
38.
“DIP Orders” means, collectively, to the extent applicable, the Interim DIP Order and the Final DIP Order.
39.
“Disbursing Agent” means the Reorganized Debtors or the Entity or Entities selected by the Debtors or the Reorganized Debtors, as applicable, to make or facilitate distributions pursuant to the Plan.
40.
“Disclosure Statement” means the disclosure statement for the Plan, including all exhibits and schedules thereto, to be approved by the Confirmation Order.
41.
“Disputed” means, as to a Claim, a Claim (or portion thereof) (a) that an objection to such Claim (or portion thereof) has been filed on or before the Effective Date; (b) for which a Proof of Claim is filed; or (c) that is not disallowed under the Plan, the Bankruptcy Code, or a Final Order, as applicable; provided that in no event shall a Claim or an Interest (or portion thereof) that is deemed Allowed pursuant to the Plan be a Disputed Claim.
42.
“Distribution Date” means, except as otherwise set forth herein and except for distributions to holders of public Securities, the date or dates determined by the Debtors or the Reorganized Debtors, on or after the Effective Date, with the first such date occurring on or as soon as is reasonably practicable after the Effective Date, upon which the Disbursing Agent shall make distributions to holders of Allowed Claims entitled to receive distributions under the Plan; provided, however, that distributions to holders of Allowed Notes Claims shall be made on the Effective Date.
43.
“Distribution Record Date” means, other than with respect to publicly held Securities, the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the first day of the Confirmation Hearing, or such other date as designated in a Final Order of the Bankruptcy Court.
44.
“DTC” means the Depository Trust Company.
45.
“Effective Date” means the date on which all conditions precedent to the effectiveness of the Plan set forth in Article IX.A herein have been satisfied or waived in accordance with Article IX.B of the Plan.
46.
“Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.
47.
“Estate” means, as to each Debtor, the estate created for such Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code upon the commencement of such Debtor’s Chapter 11 Case.
48.
“Exculpated Party” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) any statutory committee appointed in the Chapter 11 Cases and each of its members; (c) each current and former Affiliate of each Entity in clause (a) through (c); and (d) each Related Party of each Entity in clause (a) through (c).
49.
“Executory Contract” means a contract to which one or more of the Debtors is a party and that is subject to assumption or rejection under section 365 or 1123 of the Bankruptcy Code.
50.
“FEAM” means 5E Advanced Materials, Inc.
51.
“Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date.

4

52.
“File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.
53.
“Final DIP Order” means, to the extent applicable, the Final Order approving the DIP Facility.
54.
“Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, re-argument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice.
55.
“General Unsecured Claim” means any Claim other than an Administrative Claim, a Professional Claim, a DIP Claim (as applicable), a Priority Tax Claim, an Other Secured Claim, an Other Priority Claim, an Intercompany Claim, or a Notes Claim.
56.
“Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.
57.
“Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.
58.
“Indemnification Provisions” means each of the Debtors’ indemnification provisions currently in place, whether in the respective Debtors’ bylaws, certificates of incorporation, other formation documents, board resolutions, or contracts, for the current and former managers, directors, officers, employees, and agents of, or acting on behalf of, the Debtors.
59.
“Intercompany Claim” means any Claim against a Debtor held by another Debtor or a non-Debtor subsidiary.
60.
“Intercompany Interest” means any Interest in a Debtor, other than an Interest in FEAM, held by another Debtor or a non-Debtor subsidiary.
61.
“Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code) in any Debtor, including all issued, unissued, authorized, or outstanding shares of capital stock and any other common stock, preferred stock, limited liability company interests, and any other equity ownership, or profit interest of any Debtors, including all rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable Securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor whether or not arising under or in connection with any employment agreement and whether or not certificated, transferable, preferred, common, voting, or denominated “stock” or a similar security.
62.
“Interim DIP Order” means, to the extent applicable, the interim order approving the DIP Facility.
63.
“Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001, as amended from time to time.
64.
“Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.
65.
“Management Incentive Plan” means the management incentive plan, if any, that the Reorganized Debtors will implement on or after the Effective Date.
66.
“New Board” means the initial board of directors or managers of Reorganized FEAM, as determined by the Debtors, BEP, and Ascend, and consistent with the Restructuring Support Agreement.

5

67.
“New Bylaws” means, to the extent Reorganized FEAM is a corporation, those certain bylaws for Reorganized FEAM, in substantially the form to be Filed as part of the Plan Supplement, effective as of the Effective Date, to which all parties receiving New Equity (and all persons to whom such parties may sell or transfer their New Equity in the future and all persons who purchase or acquire the New Equity in future transactions) shall be required to become or shall be deemed parties, which shall be subject to the consent requirements set forth in the Restructuring Support Agreement.
68.
“New Equity” means common equity in Reorganized FEAM (a) to be issued on the Effective Date pursuant to the Plan and (b) as otherwise permitted to be issued pursuant to the New Organizational Documents of Reorganized FEAM.
69.
“New Equity DIP Claim Allocation” shall mean the New Equity issued on account of the DIP Claims (which shall include the complete principal amount plus any payment in kind interest as of the Effective Date).
70.
“New Equity Note Claim Allocation” shall mean the New Equity issued on account of the outstanding notional amount of the Notes (which shall include the complete principal amount plus any payment in kind) as of the Effective Date.
71.
“New Money DIP Claim” means any Claim held by the DIP Lenders or the DIP Agent on account of new money financing, arising under or relating to the DIP Credit Agreement or the DIP Orders, including any and all Claims for principal amounts outstanding, expenses, costs, interest paid in kind, and accrued but unpaid interest and fees arising under the DIP Credit Agreement.
72.
“New Organizational Documents” means the documents providing for corporate organization and governance of the Reorganized Debtors, including charters, bylaws, operating agreements, including, if applicable, the New Bylaws, or other organizational documents or shareholders’ agreements, as applicable, which shall be consistent with the Restructuring Support Agreement, this Plan, and section 1123(a)(6) of the Bankruptcy Code (as applicable); provided, that the applicable New Organizational Documents shall provide for Reorganized FEAM to be either a corporation or, alternatively, a limited liability company taxed as a corporation for federal and state income tax purposes, [shall provide for Reorganized FEAM to directly hold the shares of [________] and for [Australian intermediary subsidiary] to be dissolved under applicable law,] and shall be subject to the consent requirements set forth in the Restructuring Support Agreement, and the material terms of which shall be included in the Plan Supplement.
73.
“Noteholder” means a holder of Notes as of the Petition Date.
74.
“Notes” means the convertible notes of FEAM held by the Noteholders in connection with the Amended and Restated Note Purchase Agreement.
75.
“Notes Claim” means any Claim against a Debtor arising under, derived from, secured by, based on, or related to the Notes.
76.
“Other Priority Claim” means any Claim, other than an Administrative Claim, a Professional Claim, or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.
77.
“Other Secured Claim” means any Secured Claim, other than a DIP Claim (as applicable), the reimbursement obligation for which is either secured by a Lien on collateral or is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.
78.
“Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.
79.
“Petition Date” means the date on which the Debtors commenced the Chapter 11 Cases.
80.
“Plan Distribution” means a payment or distribution to holders of Allowed Claims or other eligible Entities under this Plan.

6

81.
“Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan, or the material terms thereof (in each case, as may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code and Bankruptcy Rules) to be Filed by the Debtors no later than seven (7) days before the commencement of the Confirmation Hearing or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, which may include the following: (a) the New Organizational Documents; (b) to the extent known, the identities of the members of the New Board; (c) the Rejected Executory Contracts and Unexpired Leases Schedule; (d) the Schedule of Retained Causes of Action; and (e) the Restructuring Transactions Memorandum. The documents comprising the Plan Supplement shall be consistent with the terms of the Restructuring Support Agreement and the Plan. The Debtors shall have the right to alter, amend, modify, or supplement the documents contained in the Plan Supplement through the Effective Date consistent with the Plan and the Restructuring Support Agreement.
82.
“Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.
83.
“Pro Rata” means, except as otherwise set forth herein, the proportion that a particular Allowed Claim or an Allowed Interest bears to the aggregate amount of Allowed Claims or Allowed Interests in the applicable group or Class.
84.
“Professional” means an Entity: (a) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, 331, 363 and 1103 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.
85.
“Professional Amount” means the aggregate amount of Professional Claims and other unpaid fees and expenses that the Professionals estimate they have incurred or will incur in rendering services to the Debtors or the Committee, if applicable, as set forth in Article II.C hereof.
86.
“Professional Claim” means a Claim by a professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code.
87.
“Professional Escrow Account” means an escrow account funded by the Debtors with Cash on the Effective Date in an amount equal to the Professional Amount.
88.
“Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.
89.
“Reinstate,” “Reinstated,” or “Reinstatement” means, with respect to Claims and Interests, that the Claim or Interest shall not be discharged hereunder and the holder’s legal, equitable, and contractual rights on account of such Claim or Interest shall remain unaltered by Consummation in accordance with section 1124(1) of the Bankruptcy Code.
90.
“Rejected Executory Contracts and Unexpired Leases Schedule” means the schedule of Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to the Plan, which schedule shall be included in the Plan Supplement, as the same may be amended, modified, or supplemented from time to time with the consent of the Noteholders, and which shall be in form and substance reasonably acceptable to Ascend.
91.
“Related Party” means each of, and in each case in its capacity as such, current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, and each of their respective current and former equity holders, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, owners, principals, shareholders, members, managers, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director

7

or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such Person’s or Entity’s respective heirs, executors, estates, and nominees.
92.
“Released Party” means, collectively, and in each case in its capacity as such: (a) the Debtors and the Reorganized Debtors; (b) the Noteholders; (c) any administrative agent, collateral agent, or similar Entity under the Notes and the DIP Credit Agreement, including any successors thereto; (d) any indenture trustee, collateral trustee, or other trustee or similar entity under the Notes and the DIP Credit Agreement; (e) each current and former Affiliate of each Entity in clause (a) through (d); and (f) each Related Party of each Entity in clause (a) through (d).
93.
“Releasing Party” means, collectively, and in each case in its capacity as such: (a) the Debtors and the Reorganized Debtors; (b) the Noteholders; (c) any administrative agent, collateral agent, or similar Entity under the Notes and the DIP Credit Agreement, including any successors thereto; (d) any indenture trustee, collateral trustee, or other trustee or similar entity under the Notes and the DIP Credit Agreement; (e) each current and former Affiliate of each Entity in clause (a) through (d), to the maximum extent permitted by law; (f) each Related Party of each Entity in clause (a) through (d), to the maximum extent permitted by law.
94.
“Reorganized Debtors” means collectively, the Debtors, as reorganized pursuant to and under the Plan, or any successor or assign thereto, by merger, amalgamation, consolidation, or otherwise, on or after the Effective Date, including Reorganized FEAM.
95.
“Reorganized FEAM” means FEAM, as reorganized pursuant to and under the Plan, or one or more new Entities as determined by the Debtors and the Noteholders.
96.
“Required Consenting Parties” means, collectively, the Noteholders that are signatories to the Restructuring Support Agreement.
97.
“Restructuring Support Agreement” means that certain Restructuring Support Agreement dated as of January 14, 2025, between and among (a) the Debtors, (b) BEP, (c) Ascend, and (d) any signatories thereto.
98.
“Restructuring Transactions” means any transactions and any actions as may be necessary or appropriate to effect a corporate restructuring of the Debtors’ and the Reorganized Debtors’ respective businesses or a corporate restructuring of the overall corporate structure of the Debtors on the terms set forth in the Plan, Restructuring Support Agreement, and Restructuring Transactions Memorandum, including the issuance of all Securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Plan, one or more inter-company mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dissolutions, transfers, liquidations, or other corporate transactions, as described in Article IV.B hereof.
99.
“Restructuring Transactions Memorandum” means a document to be included in the Plan Supplement that will set forth the material components of the Restructuring Transactions, including the identity of the issuer or issuers of the New Equity and any elections that must be made with respect to the receipt of the New Equity.
100.
“Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtors that are not released, waived, or transferred pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time.
101.
“Secured Claim” means a Claim (a) secured by a valid, perfected, and enforceable Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.
102.
“Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.
103.
“Security” means any security, as defined in section 2(a)(1) of the Securities Act.
104.
“Third-Party Release” means the release set forth in Article VIII.D of this Plan.

8

105.
“Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.
106.
“Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.
B.
Rules of Interpretation.

For purposes of this Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented; (4) any reference to an Entity as a holder of a Claim or Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (7) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (8) subject to the provisions of any contract, certificate of incorporation, by-law, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with the applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (9) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (10) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (11) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (12) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (13) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (14) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (15) references to “Proofs of Claim,” “holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “holders of Interests,” “Disputed Interests,” and the like, as applicable; (16) any immaterial effectuating provisions may be interpreted by the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; and (17) all references herein to consent, acceptance, or approval may be conveyed by counsel for the respective parties that have such consent, acceptance, or approval rights, including by electronic mail.

C.
Computation of Time.

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date.

D.
Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws (other than section 5-1401 and section 5-1402 of the New York General Obligations Law), shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters; provided, however, that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not

9

incorporated in New York shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or the Reorganized Debtors, as applicable.

E.
Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein.

F.
Reference to the Debtors or the Reorganized Debtors.

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

G.
Controlling Document.

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and any document or agreement included in the Plan Supplement, the terms of the relevant provision in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and any of the Plan, the Disclosure Statement, or the Plan Supplement, the Confirmation Order shall control. For the avoidance of doubt, the Definitive Documents in effect from and after the Effective Date shall control the matters set forth therein in the event of a conflict between any such Definitive Document and any other document.

H.
Consent Rights.

Any and all consent rights of the parties to the Restructuring Support Agreement set forth in the Restructuring Support Agreement with respect to the form and substance of this Plan, the Definitive Documents, all exhibits to the Plan, and the Plan Supplement, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference and be fully enforceable as if stated in full herein.

Failure to reference the rights referred to in the immediately preceding paragraph as such rights relate to any document referenced in the Restructuring Support Agreement, as applicable, shall not impair such rights and obligations.

Article II.

ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims (as applicable), Professional Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof.

A.
Administrative Claims.

Unless otherwise agreed to by the holder of an Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable, in consultation with the Required Consenting Parties, each holder of an Allowed Administrative Claim (other than holders of Professional Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code) will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (1) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date, or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order allowing such Administrative Claim becomes a Final Order, or

10

as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim, without any further action by the holders of such Allowed Administrative Claim; (4) at such time and upon such terms as may be agreed upon by such holder and the Debtors or the Reorganized Debtors, as applicable; or (5) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

B.
DIP Claims.

On the Effective Date, if the Debtors incur debtor-in-possession financing during the Chapter 11 Cases, each holder of an Allowed DIP Claim shall receive its Pro Rata share of the New Equity DIP Claim Allocation.

As of the Effective Date, the DIP Claims shall be Allowed and deemed to be Allowed Claims in the full amount outstanding under the DIP Documents without the need for the DIP Agent or DIP Lenders to file any Proof of Claim or request for payment.

C.
Professional Claims.
1.
Final Fee Applications and Payment of Professional Claims.

All requests for payment of Professional Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than 45 days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. The Reorganized Debtors shall pay Professional Claims in Cash in the amount the Bankruptcy Court allows, including from the Professional Escrow Account, which the Reorganized Debtors will establish in trust for the Professionals and fund with Cash equal to the Professional Amount on the Effective Date.

2.
Professional Escrow Account.

On the Effective Date, the Reorganized Debtors shall establish and fund the Professional Escrow Account with Cash equal to the Professional Amount, which shall be funded by the Reorganized Debtors. The Professional Escrow Account shall be maintained in trust solely for the Professionals. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. The amount of Allowed Professional Claims shall be paid in Cash to the Professionals by the Reorganized Debtors from the Professional Escrow Account as soon as reasonably practicable after such Professional Claims are Allowed. When such Allowed Professional Claims have been paid in full, any remaining amount in the Professional Escrow Account shall promptly be paid to the Reorganized Debtors without any further action or order of the Bankruptcy Court.

3.
Professional Amount.

Professionals shall reasonably estimate their unpaid Professional Claims and other unpaid fees and expenses incurred in rendering services to the Debtors or the Committee, if any, as applicable before and as of the Effective Date, and shall deliver such estimate to the Debtors no later than five days before the Effective Date; provided, however, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of each Professional’s final request for payment in the Chapter 11 Cases. If a Professional does not provide an estimate, the Debtors or Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional.

4.
Post-Confirmation Fees and Expenses.

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors or the Committee, if any, as applicable. The Debtors and Reorganized Debtors, as applicable, shall pay all reasonable and documented fees and expenses of the Noteholders in accordance with the terms and conditions of any applicable agreement with the Debtors (including

11

the Restructuring Support Agreement), and if any such fee and/or expense is unpaid as of the Effective Date, such fee and/or expense shall be paid on the Effective Date. If the Debtors or Reorganized Debtors, as applicable, dispute the reasonableness of any such invoice, the Debtors or Reorganized Debtors, as applicable, or the affected professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved. The undisputed portion of such reasonable fees and expenses shall be paid as provided herein. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

D.
Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

Article III.

CLASSIFICATION AND TREATMENt oF CLAIMS AND INTERESTS
A.
Classification of Claims and Interests.

This Plan constitutes a separate Plan proposed by each Debtor. Except for the Claims addressed in Article II hereof, all Claims and Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest fits within the description of that Class and is classified in other Class(es) to the extent that any portion of the Claim or Interest fits within the description of such other Class(es). A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

The classification of Claims and Interests against the Debtors pursuant to the Plan is as follows:

Class	Claims and Interests	Status	Voting Rights
Class 1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class 2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class 3	Notes Claims	Impaired	Entitled to Vote
Class 4	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class 5	Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Deemed to Accept or Reject)
Class 6	Intercompany Interests	Unimpaired / Impaired	Not Entitled to Vote (Deemed to Accept or Reject)
Class 7	Interests in FEAM	Impaired	Not Entitled to Vote (Deemed to Reject)

12

B.
Treatment of Claims and Interests.

Each holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Reorganized Debtors and the holder of such Allowed Claim or Allowed Interest, as applicable. Unless otherwise indicated, the holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter.

1.
Class 1 – Other Secured Claims
(a)
Classification: Class 1 consists of all Other Secured Claims.
(b)
Treatment: Each holder of an Allowed Other Secured Claim shall receive, at the option of the applicable Debtor, in consultation with the Required Consenting Parties, either:
(i)
payment in full in Cash of its Allowed Class 1 Claim;
(ii)
the collateral securing its Allowed Class 1 Claim;
(iii)
Reinstatement of its Allowed Class 1 Claim; or
(iv)
such other treatment that renders its Allowed Class 1 Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.
(c)
Voting: Class 1 is Unimpaired under the Plan. Holders of Claims in Class 1 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such holders are not entitled to vote to accept or reject the Plan.
2.
Class 2 – Other Priority Claims
(a)
Classification: Class 2 consists of all Other Priority Claims.
(b)
Treatment: Each holder of an Allowed Other Priority Claim shall receive payment in full in Cash.
(c)
Voting: Class 2 is Unimpaired under the Plan. Holders of Claims in Class 2 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such holders are not entitled to vote to accept or reject the Plan.
3.
Class 3 – Notes Claims
(a)
Classification: Class 3 consists of all Notes Claims.
(b)
Allowance: The Notes Claims shall be Allowed in the aggregate principal amount of $[____] , plus accrued and unpaid interest on such principal amount through the Petition Date.
(c)
Treatment: On the Effective Date, each holder of an Allowed Notes Claim shall receive its Pro Rata share of the New Equity Notes Claim Allocation with other holders of Allowed

13

Notes Claims in full satisfaction of its Allowed Notes Claim against all Debtors and their affiliates.
(d)
Voting: Class 3 is Impaired under the Plan. Holders of Claims in Class 3 are entitled to vote to accept or reject the Plan.
4.
Class 4 – General Unsecured Claims
(a)
Classification: Class 4 consists of all General Unsecured Claims.
(b)
Treatment: Each holder of an Allowed General Unsecured Claim shall receive, at the option of the applicable Debtor, in consultation with the Required Consenting Parties, either:
(i)
payment in full in Cash; or
(ii)
Reinstatement.
(c)
Voting: Class 4 is Unimpaired under the Plan. Holders of Claims in Class 4 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such holders are not entitled to vote to accept or reject the Plan.
5.
Class 5 – Intercompany Claims
(a)
Classification: Class 5 consists of all Intercompany Claims.
(b)
Treatment: Subject to the Restructuring Transactions Memorandum, each Allowed Intercompany Claim shall be, at the option of the applicable Debtor, either:
(i)
Reinstated;
(ii)
settled, distributed and/or contributed among entities, modified, or canceled, released, and extinguished, and will be of no further force or effect; or
(iii)
otherwise addressed at the option of each applicable Debtor such that holders of Class 5 Intercompany Claims will not receive any distribution on account of such Class 5 Claims.
(c)
Voting: Class 5 is conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 5 is not entitled to vote to accept or reject the Plan.
6.
Class 6 – Intercompany Interests
(a)
Classification: Class 6 consists of all Intercompany Interests.
(b)
Treatment: Subject to the Restructuring Transactions Memorandum, each Intercompany Interest shall be Reinstated as of the Effective Date or, at the Debtors’ or the Reorganized Debtors’ option, shall be cancelled. No distribution shall be made on account of any Intercompany Interests.
(c)
Voting: Class 6 is conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 6 is not entitled to vote to accept or reject the Plan.

14

7.
Class 7 – Interests in FEAM
(a)
Classification: Class 7 consists of all Interests in FEAM.
(b)
Treatment: Holders of Interests in FEAM will not receive any distribution on account of such Interests, which will be canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect.
(c)
Voting: Class 7 is conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 7 is not entitled to vote to accept or reject the Plan.
C.
Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including, all rights regarding legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.

D.
Elimination of Vacant Classes.

Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E.
Voting Classes, Presumed Acceptance by Non-Voting Classes.

If a Class contains Claims eligible to vote and no holders of Claims eligible to vote in such Class vote to accept or reject the Plan, the holders of such Claims in such Class shall be deemed to have accepted the Plan.

F.
Intercompany Interests.

To the extent Reinstated under the Plan, Intercompany Interests shall be Reinstated for purposes of administrative convenience and for the ultimate benefit of the holders of New Equity, and shall receive no recovery or distribution.

G.
Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to Article III.B of the Plan. The Debtors reserve the right to modify the Plan in accordance with Article X hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

H.
Controversy Concerning Impairment.

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

I.
Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating

15

thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

Article IV.

MEANS FOR IMPLEMENTATION OF THE PLAN
A.
General Settlement of Claims and Interests.

As discussed in detail in the Disclosure Statement and as otherwise provided herein, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan, including (1) any challenge to the amount, validity, perfection, enforceability, priority or extent of the DIP Claims (as applicable) or the Notes Claims and (2) any claim to avoid, subordinate, or disallow any DIP Claim (as applicable) or Notes Claim, whether under any provision of chapter 5 of the Bankruptcy Code, on any equitable theory (including equitable subordination, equitable disallowance, or unjust enrichment), or otherwise. The Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable and in the best interests of the Debtors and their Estates. Subject to Article VI hereof, all distributions made to holders of Allowed Claims in any Class are intended to be and shall be final.

B.
Restructuring Transactions.

On or before the Effective Date, the applicable Debtors or the Reorganized Debtors shall enter into and shall take any actions as may be necessary or appropriate to effect the Restructuring Transactions, including as set forth in the Restructuring Transactions Memorandum. The actions to implement the Restructuring Transactions may include: (1) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and the Restructuring Transactions Memorandum, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities and parties may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and the Restructuring Transactions Memorandum, and having other terms for which the applicable Entities and parties agree; (3) the filing of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial law; and (4) all other actions that the applicable Entities and parties determine to be necessary, including making filings or recordings that may be required by applicable law in connection with the Plan and the Restructuring Transactions Memorandum. The Confirmation Order shall, and shall be deemed to, pursuant to sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, contemplated by, or necessary to effectuate the Plan.

Notwithstanding anything herein to the contrary, the Debtors shall consult with the Required Consenting Parties to determine whether to engage in the Restructuring Transactions in accordance with the structure contemplated by the Restructuring Transactions Memorandum, and the Debtors or Reorganized Debtors may not engage in the Restructuring Transactions in accordance with the structure contemplated by the Restructuring Transactions Memorandum without the prior reasonable written consent of the Required Consenting Parties. The Debtors shall, subject to any limitations imposed on distribution by professionals (including, for the avoidance of doubt, any requirement such professionals have in the way of non-reliance and/or access letters, as the case may be), provide the Required Consenting Parties with reasonable access to materials in the Debtors’ (or their agents’) possession reasonably necessary for the Required Consenting Parties to evaluate whether to engage in the Restructuring Transactions in accordance with the structure contemplated by the Restructuring Transactions

16

Memorandum. The Debtors shall cooperate on a reasonable basis with the Required Consenting Parties in connection with proposals by any of the Required Consenting Parties.

C.
Reorganized Debtors.

On the Effective Date, the New Board shall be established consistent with the Restructuring Support Agreement, and the Reorganized Debtors shall adopt their New Organizational Documents. The Reorganized Debtors shall be authorized to adopt any other agreements, documents, and instruments and to take any other actions contemplated under the Plan as necessary to consummate the Plan, including making payments under or entry into a key employee incentive or retention program. Cash payments to be made pursuant to the Plan will be made by the Debtors or Reorganized Debtors. The Debtors and Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Debtors or Reorganized Debtors, as applicable, to satisfy their obligations under the Plan. Except as set forth herein, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of the Plan.

From and after the Effective Date, the Reorganized Debtors, subject to any applicable limitations set forth in any post-Effective Date agreement, shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing as the boards of directors or managers of the applicable Reorganized Debtors deem appropriate.

D.
Sources of Consideration for Plan Distributions.

The Debtors and the Reorganized Debtors, as applicable, shall fund distributions under the Plan with: (1) Cash on hand, including Cash from operations and (2) the New Equity.

1.
Issuance of New Equity.

All Interests in FEAM shall be cancelled on the Effective Date and, subject to the Restructuring Transactions, Reorganized FEAM shall issue or transfer the New Equity to holders of Claims entitled to receive such New Equity pursuant to the Plan and the Restructuring Support Agreement. The issuance or transference of the New Equity pursuant to the Plan shall be duly authorized without the need for any further corporate action and without any further action by the Debtors or Reorganized Debtors, or by any of their equity holders, members, directors, managers, officers, or employees, as applicable, or by any holders of any Claims or Interests, as applicable. All New Equity issued or transferred under the Plan shall be duly authorized, validly issued, fully paid, and non-assessable (as applicable), and, to the extent Reorganized FEAM is a corporation, the holders of New Equity shall be deemed as a result of having received distributions of New Equity pursuant to the Plan to have accepted the New Organizational Documents (solely in their capacity as members of Reorganized FEAM) without further action or signature. The New Organizational Documents shall be effective as of the Effective Date and, as of such date, shall be deemed to be valid, binding, and enforceable in accordance with its terms, and each holder of New Equity shall be bound thereby (without any further action or signature) in all respects, whether or not such holder has executed the New Organizational Documents.

The New Equity will be issued or transferred under the Plan as follows, and as consistent with the Restructuring Support Agreement and Restructuring Transactions Memorandum: on the Effective Date, the New Equity will be allocated pro rata between the New Equity Note Claim Allocation (based on the aggregate outstanding notional amount of the Notes - which shall include the complete principal amount plus any payment in kind - as of the Effective Date) and the New Equity DIP Claim Allocation (based on the aggregate complete principal amount plus any payment in kind interest as of the Effective Date), and each holder of an Allowed Notes Claim shall receive its Pro Rata share of the New Equity Note Claim Allocation and each holder of an Allowed DIP Claim shall receive its Pro Rata share of the New Equity DIP Claim Allocation.

At the election of the Noteholders, the New Equity may be subject to a stockholders’ agreement and/or the holders of New Equity will be provided with registration rights, in each case, on the terms and conditions that are mutually acceptable to the Reorganized Debtors and the Noteholders.

17

E.
Corporate Existence.

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form of entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents and agreements) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents and agreements) are amended under the Plan or otherwise and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law). After the Effective Date, the respective certificate of incorporation and bylaws (or other formation documents or agreements) of one or more of the Reorganized Debtors may be amended or modified without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. After the Effective Date, one or more of the Reorganized Debtors may be disposed of, dissolved, wound down, merged, converted, liquidated, etc. without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

F.
Vesting of Assets in the Reorganized Debtors.

Except as otherwise provided in the Plan (including, for the avoidance of doubt, the Restructuring Transactions Memorandum) or any agreement, instrument, or other document incorporated in, or entered into in connection with or pursuant to, the Plan or Plan Supplement, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest immediately and completely in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may operate, use, acquire, exchange, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

G.
Cancellation of Existing Securities and Agreements.

On the Effective Date, except to the extent otherwise provided in the Plan, all notes, instruments, certificates, credit agreements, indentures, and other instruments or documents directly or indirectly evidencing Claims or Interests shall be cancelled, and the obligations of the Debtors thereunder or in any way related thereto shall be deemed satisfied in full, cancelled, discharged, and of no further force or effect whatsoever. Holders of or parties to such cancelled instruments, Securities, and other documentation will have no rights arising from or relating to such instruments, Securities, and other documentation, or the cancellation thereof, except the rights provided for pursuant to this Plan.

H.
Corporate Action.

Upon and after the Effective Date, all actions contemplated under the Plan and the Restructuring Transactions Memorandum shall be deemed authorized and approved by the Bankruptcy Court in all respects without any further corporate, board, manager, or equity holder action, including: (1) adoption or assumption, as applicable, of the Compensation and Benefit Programs; (2) selection of the directors, managers, and officers for the Reorganized Debtors; (3) the issuance and distribution of the New Equity; (4) implementation of the Restructuring Transactions; (5) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date); (6) adoption, execution, and/or filing of the New Organizational Documents; (7) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; and (8) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate, partnership, limited liability company, or other governance action required by the Debtors or the Reorganized Debtors, as applicable, in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further corporate or other action by any Security holders, members, managers, directors, or officers of

18

the Debtors or the Reorganized Debtors, as applicable. On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be (or shall be deemed to have been) authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions and the Restructuring Transactions contemplated under the Plan and the Restructuring Transactions Memorandum) in the name of and on behalf of the Reorganized Debtors, including the New Equity, the New Organizational Documents, and any and all other agreements, documents, Securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Plan and the Restructuring Transactions Memorandum shall be effective notwithstanding any requirements under non-bankruptcy law.

I.
New Organizational Documents.

On the Effective Date, the New Organizational Documents shall be adopted automatically by the applicable Reorganized Debtors and shall be amended or amended and restated, as applicable, as may be required to be consistent with the provisions of the Plan, the Restructuring Support Agreement, and the Restructuring Transactions Memorandum. To the extent required under the Plan or applicable non-bankruptcy law, each of the Reorganized Debtors will file its New Organizational Documents with the applicable Secretary of State and/or other applicable authorities in its respective state, province or country of organization if and to the extent required in accordance with the applicable laws of the respective state, province or country of organization. The New Organizational Documents will authorize the issuance of the New Equity and will prohibit the issuance of non-voting equity Securities, to the extent required under section 1123(a)(6) of the Bankruptcy Code. After the Effective Date, the Reorganized Debtors may amend and restate their respective New Organizational Documents in accordance with the terms thereof and in compliance with the laws of their jurisdiction or organization, and the Reorganized Debtors may file such amended certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of the respective states, provinces, or countries of incorporation and the New Organizational Documents.

J.
Indemnification Provisions in Organizational Documents.

As of the Effective Date, the New Organizational Documents of each Reorganized Debtor shall, to the fullest extent permitted by applicable law, provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to, current and former managers, directors, officers, employees, or agents at least to the same extent as the Indemnification Provisions in the certificate of incorporation, bylaws, or similar organizational document of each of the respective Debtors on the Petition Date, against any claims or causes of action whether derivative, liquidated or unliquidated, fixed, or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted.

In addition, all other Indemnification Provisions, consistent with applicable law, currently in place shall be reinstated and remain intact and irrevocable, and shall survive the Effective Date on terms no less favorable to such current and former managers, directors, officers, employees, and agents of, or acting on behalf of, the Debtors than the Indemnification Provisions in place prior to the Effective Date.

K.
Directors, Managers, and Officers of the Reorganized Debtors.

As of the Effective Date, the term of the current members of the board of directors or managers of FEAM shall expire, and all of the managers for the initial term of the New Board shall be appointed in accordance with the New Organizational Documents and each other constituent document of each Reorganized Debtor. To the extent known, the identity of the members of the New Board will be disclosed in the Plan Supplement or prior to the Confirmation Hearing, consistent with section 1129(a)(5) of the Bankruptcy Code, in accordance with the terms of the Restructuring Support Agreement. Each director or manager of the Reorganized Debtors shall serve from and after the Effective Date pursuant to the terms of the applicable New Organizational Documents, other constituent documents, and applicable laws of the respective Reorganized Debtors’ jurisdiction of formation.

19

L.
Effectuating Documents; Further Transactions.

On and after the Effective Date, the Reorganized Debtors, and their respective officers, directors, members, or managers (as applicable), are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Restructuring Transactions Memorandum, and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

M.
Section 1146 Exemption.

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity Security, or other interest in the Debtors or the Reorganized Debtors; (2) the Restructuring Transactions; (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (4) the making, assignment, or recording of any lease or sublease; or (5) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, sales or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

N.
Director and Officer Liability Insurance.

Notwithstanding anything in the Plan to the contrary, the Reorganized Debtors shall be deemed to have assumed all of the Debtors’ D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code effective as of the Effective Date. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ foregoing assumption of each of the unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be filed.

In addition, after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies (including any “tail policy”) in effect on or after the Petition Date, with respect to conduct occurring prior thereto, and all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy, to the extent set forth therein, regardless of whether such directors and officers remain in such positions after the Effective Date.

O.
Management Incentive Plan.

[On or after the Effective Date, the Reorganized Debtors shall adopt the Management Incentive Plan on terms to be determined by the New Board and subject to the consent of the Noteholders.]

20

P.
Employee and Retiree Benefits.

Unless otherwise provided herein, and subject to Article V hereof, all employee wages, compensation, and benefit programs in place as of the Effective Date with the Debtors shall be assumed by the Reorganized Debtors and shall remain in place as of the Effective Date, and the Reorganized Debtors will continue to honor such agreements, arrangements, programs, and plans. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

Q.
Preservation of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan, which shall be deemed released and waived by the Debtors and Reorganized Debtors as of the Effective Date.

The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against it. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity. Unless any Cause of Action against an Entity is expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order of the Bankruptcy Court, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

R.
Noteholders’ Expenses.

On the Effective Date, the Debtors or Reorganized Debtors shall distribute Cash to the Noteholders in an amount equal to the Noteholders’ respective expenses; provided, that each of the Noteholders shall provide the Debtors with the invoices for which it seeks payment no later than ten (10) days prior to the Effective Date. If the Debtors dispute any expenses, the Debtors shall (i) pay the undisputed portion of the Noteholders’ respective expenses and (ii) notify the Noteholders within ten (10) days after presentation of the invoices thereby.

Article V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
A.
Assumption and Rejection of Executory Contracts and Unexpired Leases.

On the Effective Date, except as otherwise provided in Article V.H.1 and elsewhere herein, all Executory Contracts or Unexpired Leases not otherwise assumed or rejected will be deemed assumed by the applicable Reorganized Debtor without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those Executory Contracts and Unexpired Leases that: (1) are identified on the Rejected Executory Contracts and Unexpired Leases Schedule; (2) previously expired or terminated pursuant to their own terms; (3) have been previously assumed or rejected by the Debtors pursuant to a Final Order; (4) are the subject of a motion to reject that is pending on the Effective Date; or (5) have an ordered or requested effective date of rejection that is after the Effective Date.

21

Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, assumptions and assignments, or rejections of the Executory Contracts or Unexpired Leases as set forth in the Plan or the Rejected Executory Contracts and Unexpired Leases Schedule, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth herein, assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by the Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order on or after the Effective Date, but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors.

To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

B.
Claims Based on Rejection of Executory Contracts or Unexpired Leases.

Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the later of (1) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection, (2) the effective date of such rejection, or (3) the Effective Date. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates, or their property without the need for any objection by the Reorganized Debtors or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.B.6 of this Plan.

C.
Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

The Debtors or the Reorganized Debtors, as applicable, shall pay Cures, if any, as such amounts come due in the ordinary course of business, with the amount and timing of payment of any such Cure dictated by the Debtors’ ordinary course of business. Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, all requests for payment of Cure that differ from the ordinary course amounts paid or proposed to be paid by the Debtors or the Reorganized Debtors to a counterparty must be Filed with the Bankruptcy Court on or before 30 days after the Effective Date. Any such request that is not timely filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. Any Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the Cure in the Debtors’ ordinary course of business; provided, that nothing herein shall prevent the Reorganized Debtors from paying any Cure despite the failure of the relevant counterparty to file such request for payment of such Cure amount. The Reorganized Debtors also may settle any Cure without any further notice to or action, order, or approval of the Bankruptcy Court. In addition, any objection to the assumption of an Executory Contract or Unexpired Lease under the Plan must be Filed with the Bankruptcy Court on or before 30 days after the Effective Date. Any such objection will be scheduled to be heard by the Bankruptcy Court at the Debtors’ or Reorganized Debtors’, as applicable, first scheduled omnibus hearing for which such objection is timely Filed. Any counterparty to an Executory Contract or Unexpired Lease that fails to

22

timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption.

If there is any dispute regarding any Cure, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of the applicable Cure amount shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or any bankruptcy-related defaults, arising at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, shall be deemed disallowed and expunged as of the later of (1) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such assumption, (2) the effective date of such assumption, or (3) the Effective Date, without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

D.
Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases.

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations with respect to goods previously purchased by the Debtors pursuant to rejected Executory Contracts or Unexpired Leases.

E.
Insurance Policies.

Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, (1) the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims and (2) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Reorganized Debtors.

F.
Reservation of Rights.

Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

G.
Nonoccurrence of Effective Date.

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

23

H.
Employee Compensation and Benefits.
1.
Compensation and Benefit Programs.

Subject to the provisions of the Plan, all Compensation and Benefits Programs shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except for:

(a)
all employee equity or equity‑based incentive plans and any awards or agreements granted thereunder or pursuant thereto, and any provisions set forth in the Compensation and Benefits Programs that provide for rights to acquire Interests in any of the Debtors; and
(b)
Compensation and Benefits Programs that, as of the entry of the Confirmation Order, are the subject of a pending motion to reject, or have been specifically waived by the beneficiaries of any employee benefit plan or contract.

The assumption of Compensation and Benefits Programs pursuant to the terms herein shall not be deemed to trigger any applicable change of control, vesting, termination, or similar provisions therein, and no counterparty shall have rights under a Compensation and Benefits Program assumed pursuant to the Plan other than those applicable immediately prior to such assumption.

2.
Workers’ Compensation Programs.

As of the Effective Date, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under: (a) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate and (b) the Debtors’ written contracts, agreements, agreements of indemnity, self‑insured workers’ compensation bonds, policies, programs, and plans for workers’ compensation and workers’ compensation insurance. All Proofs of Claims on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided, that nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable non‑bankruptcy law with respect to any such contracts, agreements, policies, programs, and plans; provided, further, that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable state law.

I.
Contracts and Leases Entered Into After the Petition Date.

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or the Reorganized Debtors in the ordinary course of their business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

Article VI.

PROVISIONS GOVERNING DISTRIBUTIONS
A.
Distributions on Account of Claims Allowed as of the Effective Date.

Except as otherwise provided herein, in a Final Order, or as otherwise agreed to by the Debtors or the Reorganized Debtors, as the case may be, and the holder of the applicable Allowed Claim on the first Distribution Date, the Reorganized Debtors shall make initial distributions under the Plan on account of Claims Allowed on or before the Effective Date, subject to the Reorganized Debtors’ right to object to Claims; provided, that (1) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice, (2) Allowed Priority Tax Claims shall be paid in accordance with Article II.D of the Plan, and (3) Allowed General Unsecured Claims shall be paid in accordance with Article III.B.6 of the Plan. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid

24

in full in Cash in accordance with the terms of any agreement between the Debtors and the holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business. Thereafter, a Distribution Date shall occur no less frequently than once in every thirty (30) days, as necessary, in the Reorganized Debtors’ sole discretion.

B.
Disbursing Agent.

All distributions under the Plan shall be made by the Reorganized Debtors. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors.

C.
Rights and Powers of Disbursing Agent.
1.
Powers of the Disbursing Agent.

The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

2.
Expenses Incurred On or After the Effective Date.

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

D.
Delivery of Distributions and Undeliverable or Unclaimed Distributions.
1.
Record Date for Distribution.

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record holders listed on the Claims Register as of the close of business on the Distribution Record Date. The Disbursing Agent shall have no obligation to recognize any transfer of Claims occurring after the Distribution Record Date. In addition, with respect to payment of any Cure amounts or disputes over any Cure amounts, neither the Debtors nor the Disbursing Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable executory contract or unexpired lease as of the Effective Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure amount. For the avoidance of doubt, the Distribution Record Date shall not apply to distributions to holders of public Securities.

2.
Delivery of Distributions in General.

Except as otherwise provided herein, the Disbursing Agent shall make distributions to holders of Allowed Claims as of the Distribution Record Date at the address for each such holder as indicated on the Debtors’ records as of the date of any such distribution; provided, however, that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors.

3.
Minimum Distributions.

No fractional units of New Equity shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of an amount of units of New Equity that is not a whole number, the actual distribution of shares of New Equity shall be rounded as follows: (a) fractions of one‑half (½) or greater shall be rounded to the next higher

25

whole number and (b) fractions of less than one-half (½) shall be rounded to the next lower whole number with no further payment therefor. The total number of units of New Equity to be distributed to holders of Allowed Claims hereunder shall be adjusted as necessary to account for the foregoing rounding. Further, no Cash payment of less than $100.00 shall be made to a holder of an Allowed Claim on account of such Allowed Claim.

4.
Undeliverable Distributions and Unclaimed Property.

In the event that any distribution to any holder of Allowed Claims is returned as undeliverable, no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then-current address of such holder, at which time such distribution shall be made to such holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six (6) months from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any holder of Claims to such property or Interest in property shall be discharged and forever barred.

E.
Manner of Payment.

At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

F.
Exemption from Registration Requirements.

The issuance and distribution of the New Equity as contemplated by Article IV, Section D.1 hereof shall be exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of the New Equity in accordance with, and pursuant to, section 1145 of the Bankruptcy Code and/or Section 4(a)(2), Regulation D promulgated thereunder or another available exemption from registration under the Securities Act. Such New Equity issued in accordance with, and pursuant to, section 1145 of the Bankruptcy Code will be freely tradable in the United States by the recipients thereof, subject to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with applicable securities laws and any rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such New Equity or instruments and subject to any restrictions in the New Organizational Documents. The securities comprising the New Equity issued pursuant to section 1145 of the Bankruptcy Code (a) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and (b) are freely tradable and transferable by any initial recipient thereof that (i) is not an “affiliate” of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act, (ii) has not been such an “affiliate” within ninety (90) calendar days of such transfer, (iii) has not acquired the New Equity from an “affiliate” within one year of such transfer and (iv) is not an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code.

Any New Equity not being issued principally in exchange for an existing Claim against, or Interest in, the Debtors will not be exempt from the registration requirements of Section 5 of the Securities Act under section 1145 of the Bankruptcy Code. Such New Equity will be distributed pursuant to Section 4(a)(2) of the Securities Act or another available exemption from registration under the Securities Act. The securities comprising the New Equity issued as described in the preceding sentence will be considered “restricted securities” as defined by Rule 144 of the Securities Act and may be resold, exchanged, assigned or otherwise transferred only pursuant to registration, or an applicable exemption from registration, under the Securities Act and other applicable law.

Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the New Equity to be issued under this Plan through the facilities of DTC, the Reorganized Debtors need not provide any further evidence other than this Plan or the Confirmation Order with respect to the treatment of the New Equity to be issued under this Plan under applicable securities laws. DTC shall be required to accept and conclusively rely upon this Plan and the Confirmation Order in lieu of a legal opinion regarding whether the New Equity to be issued under this Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

26

Notwithstanding anything to the contrary in this Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by this Plan, including, for the avoidance of doubt, whether the New Equity to be issued under this Plan is exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

The Debtors recommend that potential recipients of the New Equity consult their own counsel: (i) with respect to the New Equity issued under this Plan, concerning whether such potential recipients will constitute “underwriters” pursuant to section 1145(b) of the Bankruptcy Code at the time of the issuance of the New Equity; and (ii) the ability of such potential recipients to freely trade the New Equity in compliance with the federal securities laws and any applicable “blue sky” laws, including certain blue sky state notice requirements that may continue to apply with respect to resales of the New Equity. The Debtors make no representation concerning the ability of a person to dispose of any New Equity.

G.
Compliance with Tax Requirements.

In connection with the Plan, to the extent applicable, the Debtors, Reorganized Debtors, Disbursing Agent, and any applicable withholding agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, such parties shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors and Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and similar spousal awards, Liens, and encumbrances.

H.
Allocations.

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest.

I.
No Postpetition Interest on Claims.

Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy law, postpetition interest shall not accrue or be paid on any prepetition Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on such Claim. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

J.
Foreign Currency Exchange Rate.

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.

K.
Setoffs and Recoupment.

Except as expressly provided in this Plan, each Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim, any and all claims, rights, and Causes of Action that such Reorganized Debtor may hold against the holder of such Allowed Claim to the extent such setoff or recoupment is either (1) agreed in amount among the relevant Reorganized Debtor(s) and the holder of the Allowed Claim or (2) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided, however, that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Reorganized Debtor or its successor of any and all claims, rights, and Causes of Action that such Reorganized Debtor or its successor may possess against the applicable holder; provided, further, that the Debtors or the Reorganized Debtors shall not be authorized to set off or

27

recoup against any Allowed Notes Claim and the distributions to be made pursuant to the Plan on account of such Allowed Notes Claim. In no event shall any holder of a Claim be entitled to recoup such Claim against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Article XII.G hereof on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such holder asserts, has, or intends to preserve any right of recoupment.

L.
Claims Paid or Payable by Third Parties.
1.
Claims Paid by Third Parties.

The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor. Subject to the last sentence of this paragraph, to the extent a holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such holder to timely repay or return such distribution shall result in the holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen (14)-day grace period specified above until the amount is repaid.

2.
Claims Payable by Third Parties.

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.
Applicability of Insurance Policies.

Except as otherwise provided in the Plan, distributions to holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

Article VII.

PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED, AND DISPUTED CLAIMS
A.
Disputed Claims Process.

There is no requirement to file a Proof of Claim (or move the Bankruptcy Court for allowance) to have a Claim Allowed for the purposes of the Plan, except as provided in Article V.B of the Plan. On and after the Effective Date, except as otherwise provided in this Plan, all Allowed Claims shall be satisfied in the ordinary course of business of the Reorganized Debtors as if the Chapter 11 Cases had not been commenced, except that (unless expressly waived pursuant to the Plan) the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code, to the extent applicable. The Debtors, in consultation with the Required Consenting Parties, as applicable, shall have the exclusive authority to (i) determine, without the need for notice to or action, order, or approval of the Bankruptcy Court, that a claim

28

subject to any Proof of Claim that is Filed is Allowed and (ii) file, settle, compromise, withdraw, or litigate to judgment any objections to Claims as permitted under this Plan. If the Debtors or Reorganized Debtors dispute any Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced; provided, that the Debtors, in consultation with the Required Consenting Parties, or the Reorganized Debtors may elect, at their sole option, to object to any Claim (other than Claims expressly Allowed by this Plan) and to have the validity or amount of any Claim adjudicated by the Bankruptcy Court. All Proofs of Claim Filed in the Chapter 11 Cases shall be considered objected to and Disputed without further action by the Debtors. Except as otherwise provided herein, all Proofs of Claim Filed after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court.

B.
Allowance of Claims.

After the Effective Date, each of the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Claim immediately prior to the Effective Date. The Debtors may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy law.

C.
Claims Administration Responsibilities.

Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority: (1) to File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Article IV.R of the Plan.

Any objections to Claims and Interests other than General Unsecured Claims shall be served and filed on or before the 180th day after the Effective Date or by such later date as ordered by the Bankruptcy Court. All Claims and Interests other than General Unsecured Claims not objected to by the end of such 180-day period shall be deemed Allowed unless such period is extended upon approval of the Bankruptcy Court. For the avoidance of doubt, the Bankruptcy Court may extend the time period to object to Claims set forth in this paragraph at any time, including before or after the expiration of 180 days after the Effective Date, in its discretion or upon request by the Debtors or any party in interest.

Notwithstanding the foregoing, the Debtors and Reorganized Debtors shall be entitled to dispute and/or otherwise object to any General Unsecured Claim in accordance with the Bankruptcy Code or any applicable nonbankruptcy law. If the Debtors, or Reorganized Debtors dispute any General Unsecured Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced. In any action or proceeding to determine the existence, validity, or amount of any General Unsecured Claim, any and all claims or defenses that could have been asserted by the applicable Debtor(s) or the Entity holding such General Unsecured Claim are preserved as if the Chapter 11 Cases had not been commenced.

D.
Adjustment to Claims or Interests without Objection.

Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Reorganized Debtors without the Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court.

29

E.
Disallowance of Claims or Interests.

All Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (a) the Entity, on the one hand, and the Debtors, in consultation with the Required Consenting Parties, or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

F.
No Distributions Pending Allowance.

Notwithstanding any other provision of the Plan, if any portion of a Claim is a Disputed Claim, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim; provided, that if only the Allowed amount of an otherwise valid Claim is Disputed, such Claim shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount; provided, further, that this section shall not apply to the Allowed Notes Claims, and distributions provided under the Plan shall be made on account the Allowed Notes Claims on the Effective Date.

G.
Distributions After Allowance.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim the distribution (if any) to which such holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim.

Article VIII.

SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS
A.
Discharge of Claims and Termination of Interests.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created or entered into pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims (other than the Reinstated Claims) and Interests (other than the Intercompany Interests that are Reinstated) subject to the occurrence of the Effective Date.

B.
Release of Liens.

Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan on the Effective Date and concurrently with the applicable distributions made or other treatment pursuant to the Plan and, in the case of a Secured Claim, satisfaction in

30

full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with this Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. Any holder of such Secured Claim (and the applicable agents for such holder) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such holder (and the applicable agents for such holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

To the extent that any holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such holder, has filed or recorded publicly any Liens and/or security interests to secure such holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such holder (or the agent for such holder) shall take any and all steps requested by the Debtors or the Reorganized Debtors that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such holder’s behalf.

C.
Releases by the Debtors.

Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective Affiliates and Related Parties, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims, asserted or assertable on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates or Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim against, or Interest in, a Debtor or such Affiliate or Related Party, based on or relating to, or in any manner arising from, in whole or in part, the Debtors and their respective Affiliates and Related Parties (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any Security of the Debtors or their respective Affiliates and Related Parties, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the ownership and/or operation of the Debtors by any Released Party or the distribution or transfer of any Cash or other Property of the Debtors to any Released Party, the Debtors’ capital structure, management, ownership or operation thereof, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or consummation of the Restructuring Support Agreement and all exhibits thereto, the Definitive Documents, the Transaction Documents, or any Restructuring Transaction, the DIP Facility Documents, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement and all exhibits thereto, the Definitive Documents, the Transaction Documents, the Plan (including, for the avoidance of doubt, the Plan Supplement), the DIP Facility Documents, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or agreement contemplated by the Plan or in reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion), or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before taking place on or before the Effective Date related or relating to any of the foregoing.

31

Notwithstanding anything contained herein to the contrary, the foregoing release does not release (i) any obligations of any party under the Plan or any document, instrument, or agreement executed to implement the Plan, (ii) any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or any Claim or obligation arising under the Plan, or (iii) the rights of holders of Allowed Claims or Interests to receive distributions under the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (a) in exchange for the good and valuable consideration provided by each of the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

D.
Releases by the Releasing Parties.

Except as otherwise expressly set forth in this Plan or the Confirmation Order, on and after the Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, pursuant to section 1123(b) of the Bankruptcy Code, on and after the Effective Date, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each Releasing Party (including any successor trustee or other representative in the Chapter 11 Cases any successor cases), in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Claim or Cause of Action owned by the Releasing Parties, director or derivatively, by, through, for, or because of the foregoing Entities on behalf of the Releasing Parties, from any and all direct or derivative Claims and Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims asserted or assertable on behalf of the Debtors and their respective Affiliates and Related Parties, that any such Entity would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the holder of any Claim against, or Interest in, a Releasing Party or other Entity, or that any holder of any Claim against, or Interest in, a Releasing Party or other Entity could have asserted on behalf of the Releasing Party, based on or relating to, or in any manner arising from, in whole or in part, the Debtors and their respective Affiliates and Related Parties (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any Security of such Entities or Reorganized FEAM, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between or among any Debtor and any Released Party, the ownership and/or operation of the Debtors by any Released Party or the distribution or transfer of any Cash or other property of the Debtors to any Released Party, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Restructuring Support Agreement and all exhibits thereto, the Plan (including, for the avoidance of doubt, the Plan Supplement), the Chapter 11 Cases, the Definitive Documents, the Transaction Documents, the DIP Facility Documents, or any Restructuring Transaction, contract, instrument, release, transaction or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or in reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement and all exhibits thereto, the Definitive Documents, the Transaction Documents, the Plan (including, for the avoidance of doubt, the Plan Supplement), the DIP Facility Documents, the filing of the Chapter 11 Cases and any successor cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Restructuring Transactions and/or the Plan, or the distribution of property under the Restructuring Transactions and/or the Plan or any other related agreement, and the formulation, preparation, dissemination, negotiation, or filing thereof, or upon any other act, or

32

omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release: (a) any rights and remedies of any holder of a Claim solely against any Debtor or its Estate, arising in the ordinary course of business prior to the Petition Date, including an administrative expense claim under section 503(b) of the Bankrtupcy Code, to prosecute such Claim against the applicable Debtor and its Estate, and to defend any objection to such Claim; (b) any post‑Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including any Claim or obligation arising under the Plan; or (c) any Claims or Causes of Action arising under the DIP Orders or DIP Facility Documents.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third‑Party Release is: (a) consensual; (b) essential to the Confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by each of the Released Parties, including, without limitation, the Released Parties’ substantial contributions to facilitating the Restructuring Transactions and implementing the Plan; (d) a good faith settlement and compromise of the Claims released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release.

E.
Exculpation.

Except as otherwise specifically provided in the Plan, to the fullest extent permissible under applicable law, effective as of the Effective Date, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release or other agreement or document created or entered into before or during the Chapter 11 Cases, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

The Exculpated Parties have, and upon confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

F.
Injunction.

Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid or delivered pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold Claims or Interests that have been released pursuant to the Plan, shall be discharged pursuant to the Plan, or are subject to exculpation pursuant to the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, Reorganized Debtors, or the Released Parties: (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (iii) creating, perfecting, or enforcing any

33

lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Entity has timely asserted such setoff right in a document Filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a Claim or Interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests satisfied, released, or settled pursuant to the Plan.

G.
Protections Against Discriminatory Treatment.

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

H.
Document Retention.

On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors.

I.
Reimbursement or Contribution.

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non‑contingent or (2) the relevant holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

Article IX.

CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN
A.
Conditions Precedent to the Effective Date.

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.B hereof:

1.
the Bankruptcy Court shall have entered the Confirmation Order, which shall be in form and substance consistent in all respects with the Restructuring Support Agreement and otherwise in form and substance acceptable to the Debtors and the Noteholders to the extent provided for by the Restructuring Support Agreement;
2.
the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan and the Restructuring Transactions;
3.
the Plan, the Definitive Documents, and all documents contained in any Plan Supplement, including all other exhibits, schedules, amendments, modifications or supplements to the Plan Supplement, shall have been executed and/or filed, in form and substance consistent in all respects with the Restructuring Support Agreement and subject to the consent rights provided for by section 3.02 of the Restructuring Support Agreement;
4.
no court of competent jurisdiction or other competent governmental or regulatory authority shall have issued a final and non-appealable order making illegal or otherwise restricting, preventing or prohibiting, in a material respect, the consummation of the Plan, the Restructuring Transactions, the Restructuring Support Agreement or any of the Definitive Documents contemplated thereby;

34

5.
all professional fees and expenses of retained professionals required to be approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date have been placed in the Professional Escrow Account in accordance with Article II.C hereof pending approval by the Bankruptcy Court;
6.
the Debtors shall have paid the reasonable and documented fees and expenses, including professional fees and expenses of the Noteholders, in accordance with the terms of the Restructuring Support Agreement and this Plan;
7.
the DIP Orders shall have been entered by the Bankruptcy Court and shall remain in full force and effect;
8.
the Debtors shall not be in default under the DIP Facility or the DIP Orders (or, to the extent that the Debtors are in default on the proposed Effective Date, such default shall have been waived by the DIP Lenders or cured by the Debtors in a manner consistent with the DIP Facility Documents or DIP Orders) and there shall not have occurred and/or be continuing any event, act, or omission that, but for the expiration of time, would permit any DIP Lender to terminate the DIP Facility in accordance with its terms upon the expiration of such time and the DIP Credit Agreement shall be in full force and effect;
9.
the Debtors shall have paid all reasonable and documented fees and expenses of the DIP Agent in accordance with the DIP Orders, solely to the extent the Debtors incur debtor-in-possession financing during the Chapter 11 Cases;
10.
all Compensation and Benefits Programs shall be assumed; and
11.
the Restructuring Support Agreement shall remain in full force and effect and no event shall have occurred or be occurring, unless such event has been waived, modified, extended, or otherwise amended by the applicable non-breaching parties thereto, that would (x) give rise to a termination right on the part of the Consenting Parties or (y) allow for termination of the Restructuring Support Agreement as to all parties, in each case with or without the passage of time under any applicable cure period.
B.
Waiver of Conditions.

The conditions to Consummation set forth in this Article IX may be waived by the Debtors in accordance with the Restructuring Support Agreement and subject to the consent rights provided for by section 3.02 of the Restructuring Support Agreement, without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan.

C.
Effect of Failure of Conditions.

If Consummation does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan, the Disclosure Statement, or the Restructuring Support Agreement shall: (1) constitute a waiver or release of any claims by the Debtors, Claims, or Interests; (2) prejudice in any manner the rights of the Debtors, any holders of Claims or Interests, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any holders of Claims or Interests, or any other Entity.

D.
Substantial Consummation

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

Article X.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN
A.
Modification and Amendments.

Except as otherwise specifically provided in this Plan and subject to the consent rights set forth in the Restructuring Support Agreement, the Debtors reserve the right to modify the Plan, whether such modification is

35

material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to those restrictions on modifications set forth in the Plan and the requirements of section 1127 of the Bankruptcy Code, Rule 3019 of the Federal Rules of Bankruptcy Procedure, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors (subject to the consent rights set forth in the Restructuring Support Agreement) expressly reserves its respective rights to revoke or withdraw, or to alter, amend, or modify the Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

B.
Effect of Confirmation on Modifications.

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.
Revocation or Withdrawal of Plan.

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity.

Article XI.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1.
allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;
2.
decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;
3.
resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cures pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article V hereof, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

36

4.
ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;
5.
adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;
6.
adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;
7.
enter and implement such orders as may be necessary to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement, including the Restructuring Support Agreement;
8.
enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;
9.
resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;
10.
issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of the Plan;
11.
resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, exculpations, and other provisions contained in Article VIII hereof and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;
12.
resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim for amounts not timely repaid pursuant to Article VI.L hereof;
13.
enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;
14.
determine any other matters that may arise in connection with or relate to the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement, including the Restructuring Support Agreement;
15.
enter an order concluding or closing the Chapter 11 Cases;
16.
adjudicate any and all disputes arising from or relating to distributions under the Plan;
17.
consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;
18.
determine requests for the payment of Claims entitled to priority pursuant to section 507 of the Bankruptcy Code;
19.
hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;
20.
hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

37

21.
hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions, and releases granted in the Plan, including under Article VIII hereof, regardless of whether such termination occurred prior to or after the Effective Date;
22.
enforce all orders previously entered by the Bankruptcy Court; and
23.
hear any other matter not inconsistent with the Bankruptcy Code.
Article XII.

MISCELLANEOUS PROVISIONS
A.
Immediate Binding Effect.

Subject to Article IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan (including, for the avoidance of doubt, the documents and instruments contained in the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, any and all holders of Claims or Interests (irrespective of whether such holders of Claims or Interests have, or are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

B.
Additional Documents.

On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary to effectuate and further evidence the terms and conditions of the Plan and the Restructuring Support Agreement. The Debtors or the Reorganized Debtors, as applicable, and all holders of Claims receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.
Payment of Statutory Fees.

All fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid by each of the Reorganized Debtors (or the Disbursing Agent on behalf of each of the Reorganized Debtors) for each quarter (including any fraction thereof) until the earlier of entry of a final decree closing such Chapter 11 Cases or an order of dismissal or conversion, whichever comes first.

D.
Statutory Committee and Cessation of Fee and Expense Payment.

On the Effective Date, any statutory committee appointed in the Chapter 11 Cases shall dissolve and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases. The Reorganized Debtors shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to any statutory committees after the Effective Date.

E.
Reservation of Rights.

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Interests prior to the Effective Date.

38

F.
Successors and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, manager, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

G.
Notices.

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

Debtors	Counsel to the Debtors
5E Advanced Materials, Inc. 9329 Mariposa Road, Suite 210 Hesperia, CA 92344 Attention: Paul Weibel, Chief Financial Officer and Corporate Secretary E-mail address: pweibel@5eadvancedmaterials.com	Pachulski Stang Ziehl & Jones LLP 919 North Market Street, 17th Floor P.O. Box 8705 Wilmington, Delaware 19899-8705 (Courier 19801) Attention: Laura Davis Jones
Counsel to Ascend	Counsel to BEP
Mehigan LLP 30 Cecil Street Prudential Tower, #24-01 Singapore 049712 Attention: Darinne Ko	Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Attention: Brian E. Schartz and Allyson B. Smith
United States Trustee
Office of the United States Trustee 844 King Street, Suite 2207 Lockbox 35 Wilmington, Delaware 19801

After the Effective Date, the Reorganized Debtors have the authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

H.
Term of Injunctions or Stays.

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

39

I.
Entire Agreement.

Except as otherwise indicated, and without limiting the effectiveness of the Restructuring Support Agreement, the Plan (including, for the avoidance of doubt, the documents and instruments in the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

J.
Exhibits.

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at [  ] or the Bankruptcy Court’s website at https://ecf.deb.uscourts.gov. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control.

K.
Nonseverability of Plan Provisions.

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ or Reorganized Debtors’ consent, as applicable; provided, that any such deletion or modification must be consistent with the Restructuring Support Agreement; and (3) nonseverable and mutually dependent.

L.
Votes Solicited in Good Faith.

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with section 1125(g) of the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

M.
Closing of Chapter 11 Cases.

Upon the occurrence of the Effective Date, the Reorganized Debtors shall be permitted to close all of the Chapter 11 Cases except for one of the Chapter 11 Cases as determined by the Reorganized Debtors, and all contested matters relating to each of the Debtors, including objections to Claims, shall be administered and heard in such Chapter 11 Case. The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close any remaining Chapter 11 Case.

N.
Waiver or Estoppel.

Each holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority,

40

secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.

[Remainder of page intentionally left blank]

41

Dated: [•], 2025	5E ADVANCED MATERIALS, INC.
on behalf of itself and all other Debtors

/s/
[•]
[TITLE]

EXHIBIT E

DIP Term Sheet

DIP Term Sheet

5E ADVANCED MATERIALS, INC.

DEBTOR-IN-POSSESSION FACILITY TERM SHEET

JANUARY 14, 2025

This term sheet (the “DIP Term Sheet”) summarizes certain terms and conditions (and does not purport to summarize all of the terms and conditions) of a potential superpriority secured debtor-in-possession term loan credit facility (the “DIP Facility”) to be provided to the DIP Facility Borrower (as defined herein), in its capacity as a debtor and debtor in possession (together with its affiliated debtors, the “Debtors”), in connection with their respective cases (along with the cases of their affiliated debtors, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The DIP Facility will be subject to the approval of, and consummated in the Chapter 11 Cases in, a United States Bankruptcy Court in a jurisdiction to be agreed upon by the Debtors, BEP, and the Ascend Noteholders (the “Bankruptcy Court”), in accordance with the DIP/Cash Collateral Orders, the DIP Credit Agreement, and the DIP/Cash Collateral Motion. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Restructuring Support Agreement to which this DIP Term Sheet is attached as Exhibit E (the “Restructuring Support Agreement”).

Without limiting the generality of the foregoing, this DIP Term Sheet and the undertakings contemplated herein are subject in all respects to the negotiation, execution, and delivery of definitive documentation in form and substance consistent with this DIP Term Sheet and otherwise acceptable to the Company and the DIP Lenders as well as the satisfactory completion of due diligence.

This DIP Term Sheet is presented for discussion purposes only, does not constitute a commitment to provide, accept, or consent to any financing or otherwise create any implied or express legally binding or enforceable obligation on any party (or any affiliates of a party), at law or in equity, to negotiate or enter into definitive documentation related to the DIP Facility or to negotiate in good faith or otherwise. This DIP Term Sheet is provided as part of a settlement proposal in furtherance of settlement discussions and is entitled to protection from any use or disclosure to any party or person pursuant to Federal Rule of Evidence 408 and any applicable statutes, doctrines, or rules protecting the use or disclosure of confidential information and information exchanged in the context of settlement discussions.

DIP Facility
Borrower	• 5E Advanced Materials, Inc. (the “DIP Facility Borrower”)
Guarantors

• Each subsidiary of the DIP Facility Borrower that is a guarantor under that certain Amended and Restated Note Purchase Agreement, dated as of January 18, 2024 (the “Prepetition Debt Facility”), by and between the DIP Facility Borrower, as issuer, BEP Special Situations IV LLC (“BEP”), Ascend Global Investment Fund SPC (“Ascend”), and Meridian Investments Corporation (“Meridian,” together with Ascend, the “Ascend Noteholders”) as purchasers, and other persons party to such agreement, as purchasers, certain guarantors, and Alter Domus (US) LLC, as collateral agent (the “Prepetition Debt Facility Agent”) (such guarantors collectively with the DIP Facility Borrower, the “Loan Parties”)

Agent	• Alter Domus (US) LLC
Lenders	• BEP and/or its affiliates and the Ascend Noteholders and/or their respective affiliates (collectively, the “DIP Lenders”)

Amount & Type

A superpriority senior secured debtor-in-possession term loan credit facility (the “DIP Facility”), which shall consist of:

•
“roll-up” term loans equal to $[35] million, whereby a portion of the Secured Debt Facility (as defined in the Restructuring Term Sheet) shall be converted into term loans under the DIP Facility (the “DIP Roll-Up Loans”) equal to the amount on a dollar for dollar basis of DIP New Money Loans actually funded and on such day as the DIP New Money Loans are actually funded. For the avoidance of doubt, the roll up amounts will be principal and/or interest, but not any fees or “make whole” amounts that may otherwise be payable under Secured Debt Facility (if any);
•
“new money” term loans in an aggregate principal amount equal to $[10] million (the “DIP New Money Loans”, together with the DIP Roll-Up Loans, the “DIP Loans”), subject to and upon entry of the Interim DIP/Cash Collateral Order and Final DIP/Cash Collateral Order, as applicable;
•
“DIP New Money Loan Commitments” comprise the commitments with respect to the DIP New Money Loans;
•
“DIP Obligations” comprise all principal, interest, fees, premiums, costs, expenses, and other amounts owing to the DIP Lenders and the DIP Agent in respect of the DIP Facility; and
•
“DIP Claims” comprise any and all claims against any DIP Facility obligor on account of the DIP Obligations.
•

Term	• [4] months
Use of Proceeds

• The proceeds of the DIP Facility shall be used, upon entry of the Interim DIP/Cash Collateral Order (up to $[●]), and the balance upon entry of the Final DIP/Cash Collateral Order in respect of the Chapter 11 Cases:

o to pay certain costs, fees, and expenses related to the Chapter 11 Cases;

o to pay certain adequate protection payments related to the Chapter 11 Cases; and

o to fund certain working capital needs of the Debtors during the Chapter 11 Cases.

Interest Rate
•
At all times prior to the occurrence of an Event of Default, interest on the DIP Loans shall accrue at a per annum rate equal to 15%. All such interest shall be paid monthly in arrears and in kind.
•
Upon the occurrence and during the continuance of an Event of Default, unless otherwise waived by the DIP Lenders, the Interest Rate on all DIP Obligations (including interest on overdue principal, interest, and other amounts) shall accrue at an additional 2% per annum.

Fees	• [Upfront fee of 2.50%] • [Exit fee of 1.00%]
Amortization	• None
DIP Collateral	• Substantially all present and after acquired property (whether tangible, intangible, real, personal, or mixed) of the Loan Parties
Priority of DIP Collateral	• Superpriority priming liens on all encumbered assets and a first lien on all unencumbered assets, subject to customary exceptions and prior permitted liens under the Prepetition Debt Facility
Adequate Protection

• The secured parties under the Prepetition Debt Facility and the DIP Lenders shall be entitled to receive usual and customary adequate protection for any diminution in value arising from (a) the sale, lease, or use by the Debtors of prepetition collateral in respect of such prepetition indebtedness, including cash collateral, (b) the priming of their security interests and liens in the prepetition collateral in respect of such prepetition indebtedness, and (c) the imposition of the automatic stay pursuant to section 362 of the Bankruptcy Code.

Milestones	• Consistent with the Milestones set forth in the Restructuring Support Agreement

2

Carve-out
•
All liens and priorities afforded for the DIP Facility shall be subject to payment of (i) Bankruptcy Court and U.S. Trustee fees; (ii) up to $75,000 incurred by a trustee under section 726(b) of the Bankruptcy Code; (iii) approved expenses incurred by members of the Creditors’ Committee; (iv) Debtors’ and Creditors’ Committee’s professional fees and expenses incurred until the first business day following delivery of a notice by the DIP Lenders following an event of default; and (v) for Debtors’ professional fees incurred after such date up to $275,000 (the “Carve-Out”).

Release

• Upon entry of the Final DIP/Cash Collateral Order, a full release by the Loan Parties of BEP and its affiliates and the Ascend Noteholders and their respective affiliates, in a form satisfactory to BEP and the Ascend Noteholders in their reasonable discretion

Conditions Precedent to Closing and Funding	• Usual and customary for financings of this type
Mandatory and Voluntary Prepayments	• Usual and customary for financings of this type
Representations and Warranties	• Usual and customary for financings of this type
Financial Reporting Requirements

• Usual and customary for financings of this type, including financial statement reporting, budget reporting, and budget variance reporting. Budget variance reporting to be provided every two weeks. Liquidity reporting (including receipts/disbursements and opening/ending cash) to be provided every two weeks.

Financial Covenants	• Usual and customary for financings of this type
Other Covenants	• Other affirmative and negative covenants usual and customary for financings of this type
Events of Default	• Usual and customary for financings of this type
Voting	• Usual and customary for financings of this type
Counsel to BEP	• Kirkland & Ellis LLP
Counsel to Ascend Noteholders	• Mehigan LLP
Counsel to DIP Agent	• Holland & Knight LLP

3

EXHIBIT F

Fourth Amendment to the Amended and Restated Note Purchase Agreement

EXHIBIT G

Amended and Restated Investor and Registration Rights Agreement

EXHIBIT H

New Warrant

EXHIBIT I

Exchange Agreement

EXHIBIT J

Release Agreement

Release Agreement

MUTUAL RELEASE AND AGREEMENT

This Mutual Release and Agreement (this “Release Agreement”) is entered into as of [●], 2025, by and among the following parties (each of the following parties described in sub-clauses (i) through (iv) of this preamble, a “Party” and, collectively, the “Parties”):

i.
5E Advanced Materials, Inc. a company incorporated under the Laws of Delaware, and each of its affiliates listed on Annex I to this Release Agreement (collectively, the “Company Parties”);
ii.
the undersigned holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold, BEP Notes Claims that have executed and delivered counterpart signature pages to this Agreement (the Entities in this clause (ii), collectively, the “BEP Noteholders”);
iii.
the undersigned holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold, Ascend Notes Claims that have executed and delivered counterpart signature pages to this Agreement (the Entities in this clause (iii), collectively, the “Ascend Noteholders”);
iv.
Alter Domus (US) LLC (“Alter Domus”), as collateral agent under the Amended and Restated Note Purchase Agreement; and
v.
any other Person (as defined herein) who has executed and delivered counterpart signature pages to this Release Agreement, (together with the other entities in clause (ii) through clause (iv), the “Consenting Parties”).

WHEREAS, the Parties have in good faith and at arm’s length negotiated or been apprised of certain restructuring and recapitalization transactions (the “Restructuring Transactions”) with respect to the Company Parties’ capital structure on the terms and conditions set forth in the Restructuring Support Agreement, dated as of January 14, 2025, including all exhibits thereto (the “Restructuring Support Agreement”);

WHEREAS, capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Restructuring Support Agreement;

WHEREAS, as an integral part of the Restructuring Transactions, the Parties have agreed to exchange mutual releases and enter into such further agreements on the terms set forth herein; and

WHEREAS, the Company Parties, the BEP Noteholders, and the Ascend Noteholders have executed the Restructuring Support Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants, obligations, and releases set forth in this Release Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.
This Release Agreement shall become effective upon the Effective Date of the Out‑of‑Court Restructuring, and subject to the occurrence of due execution and delivery of this Release Agreement by all the Company Parties and the Consenting Parties (the “Release Effective Date”). This Release Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. Counterpart signatures to this Release Agreement delivered by electronic, facsimile, copied signatures or other electronic means shall be acceptable and deemed originals.
2.
For purposes of this Release Agreement, the term “Affiliate” shall, with respect to any Person, have the meaning set forth in section 101(2) of the Bankruptcy Code as if such Person were a debtor in a case under the Bankruptcy Code. For the purposes of this Release Agreement, the term “Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code. For the purposes of this Release Agreement, the term “Person” shall have the meaning set forth in section 101(41) of the Bankruptcy Code. For all purposes in this Release Agreement, any entity that the Company Parties own equity interests in, whether directly or indirectly, just prior to the Release Effective Date shall be considered a subsidiary of the applicable Company Parties, and such entities and the Company Parties shall constitute Affiliates. For the purposes of this Release Agreement, the term “Releasees” shall mean, collectively, and in each case in its capacity as such: (a) each Party; (b) any administrative agent, collateral agent, indenture trustee, collateral trustee, or other trustee or similar entity under the Notes, including any successors thereto; (c) each current and former Affiliate of each entity in clauses (a) and (b), to the maximum extent permitted by law; and (d) each current and former director, manager, officer, committee member, member of any governing body, equity holder (regardless of whether such interests are held directly or indirectly), affiliated investment fund or investment vehicle, and managed account or fund, and each of their respective current and former equity holders, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, owners, principals, shareholders, members, managers, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such Person’s or Entity’s respective heirs, executors, estates, and nominees (collectively, the “Related Parties”) of each entity in clauses (a) and (b), to the maximum extent permitted by law.
3.
Each Party, on behalf of itself, its Affiliates and each of its and their respective former, current, or future officers, employees, directors, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds, affiliated investment vehicles, managed accounts, managed funds, and each of their respective current and former equity holders, agents, representatives, owners, members, partners, limited partners, general partners, principals, shareholders, managers, management companies, financial advisors, legal advisors, investment advisors, fund advisors, affiliates, assigns, successors, successors in interest, predecessors and predecessors in interest, agents, trustees, consultants, accountants, attorneys (with respect to the foregoing third-party advisors, in their capacity as representatives of such Party and its Affiliates, as applicable), investment bankers, and other professionals and advisors and any such Person’s respective heirs, executors, estates, and nominees (collectively, solely in each such capacity, a “Releasor”), as of the effective date hereof and to the greatest extent permitted by applicable law, hereby completely, conclusively, unconditionally, and irrevocably forever waives, releases, and discharges each Releasee from and against any and all claims, interests, damages, remedies, rights,

2

controversies, agreements, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, derivative claims, charges, claims for relief, demands, suits, actions, proceedings, franchises, or causes of action of any kind or character whatsoever, which such Releasor has, had, or may hereafter have, on any ground whatsoever, in law, equity, contract, agreement, statute, rule, regulation, tort, order, or otherwise, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereinafter arising, including any derivative claims asserted or assertable on behalf of any Party and its respective Affiliates and Related Parties (“Causes of Action”), against any and all of the Releasees with respect to any event, matter, claim, occurrence, damage, liability, obligation, act, omission, or injury, directly or indirectly arising out of, related to, or associated with, in any manner, in whole or in part, the Company Parties and their respective Affiliates and Related Parties, including, without limitation, the ownership, operation, management, monitoring, services, financing, assets, securities, loans, instruments, documents, agreements, filings, correspondence, negotiations, discussions, advice, properties, affairs, financial condition, results of operations, earnings, or any other aspect of any of the Company Parties, the purchase, sale, or rescission of any Security of such Entities, the business or contractual arrangements between or among any Company Party and any Consenting Party, the ownership and/or operation of the Company Parties by any Consenting Party or the distribution or transfer of any cash or other property of the Company Parties to any Consenting Party, the assertion or enforcement of rights and remedies against the Company Parties, the Amended and Restated Note Purchase Agreement (including, without limitation, any “Default” (as defined in the Amended and Restated Note Purchase Agreement) or “Event of Default” (as defined in the Amended and Restated Note Purchase Agreement)), the Company Parties’ in- or out-of-court restructuring efforts, intercompany transactions, the Restructuring Support Agreement and all exhibits thereto, the Definitive Documents, the Transaction Documents, or any Restructuring Transaction, contract, instrument, release, transaction or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Restructuring Support Agreement) created or entered into in connection with the Restructuring Support Agreement and all exhibits thereto, the Definitive Documents, the Transaction Documents, the administration and implementation of any Restructuring Transaction, including the issuance or distribution of Securities pursuant to the Restructuring Transactions, or the distribution of property under the Restructuring Transactions or any other related agreement, and the formulation, preparation, dissemination, or negotiation thereof, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing monitoring, services, financing, assets, securities, loans, instruments, documents, agreements, filings, correspondence, negotiations, discussions, advice, properties, affairs, financial condition, results of operations, earnings, or any other aspect of any of the Company Parties (including, without limitation, in each case, related to, or associated with, in any manner, in whole or in part, the Debtors’ in- or out‑of‑court restructuring efforts, intercompany transactions, the Restructuring Support Agreement, including any exhibit thereto, the Transaction Documents, the Chapter 11 Cases, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement or this Agreement, the Definitive Documents, the Transaction Documents, the Plan, the filing of the Chapter 11 Cases, the Amended and Restated Note Purchase Agreement (including, without limitation, any “Default” (as defined in the Amended and Restated Note Purchase Agreement) or “Event of Default” (as defined in the Amended and Restated Note Purchase Agreement), in accordance with the terms set forth in this Section 3), the purchase, sale,

3

or rescission of any Security of the Company Parties or Reorganized FEAM, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the pursuit of confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place), as to each, on or prior to the date hereof (all of the foregoing, collectively, the “Released Claims”).
4.
Notwithstanding anything to the contrary above, and preserving any defenses to the matters referenced in (i) through (v) of this Section 4, (i) this Release Agreement shall not release, modify, discharge, limit, impair, alter, waive, or amend (a) any of the rights or obligations granted to or imposed upon any Party or any of their respective Affiliates, Related Parties, Releasors, or Releasees under the Restructuring Support Agreement, including any exhibit thereto, the Transaction Documents, the Definitive Documents, or any other document entered into in connection with the Restructuring Transactions or any claims, Causes of Action, rights, or obligations with respect thereto, (b) any claim, Cause of Action, right, or obligation arising under this Release Agreement, (c) any indemnity, exculpation, payment, fee, or expense reimbursement obligations of the Company Parties and/or any of their subsidiaries in favor of the Consenting Parties arising under the Restructuring Support Agreement, including any exhibits thereto, or the Amended and Restated Note Purchase Agreement or any security or loan documents related to the foregoing, in each case that by their terms survive termination of any such agreement, (d) any claim, Cause of Action, right, or obligation first arising and accruing after the Release Effective Date out of or relating to any matters or obligations arising, any agreements entered into or delivered, any action or inaction by any Person, or any transactions consummated, after the Release Effective Date (and for the avoidance of doubt, any claim, Cause of Action, right, or obligation unrelated to any matters, obligations, agreements, actions, inactions, or transactions on or prior to the Release Effective Date), or (e) any indemnity, exculpation, payment, fee, or expense reimbursement obligations of the Company Parties related to the service of any board member or officer of the Company Parties (and any defenses with respect to such obligations); (ii) no employee of the Company Parties or employee of any subsidiary of the Company Parties shall be released by the Company Parties for (a) money borrowed from or owed to the Company Parties or its subsidiaries by any such employee as set forth in the Company Parties’ or its subsidiary’s books and records, or (b) any obligations owed by such employee to the Company Parties or any of their subsidiaries pursuant to a written agreement, including, without limitation, any employment agreement, offer letter, incentive equity award agreement, restrictive covenant agreement, or other similar agreement; (iii) no employee of a Consenting Party or any Affiliate of a Consenting Party (other than the Company Parties) shall be released by such Consenting Party or its Affiliate for (a) money borrowed from or owed to such Consenting Party or its Affiliate by any such employee as set forth in such Consenting Party’s or its Affiliate’s books and records, or (b) any obligations owed by such employee to such Consenting Party or its Affiliate pursuant to a written agreement; (iv) no intercompany claims (i.e., claims by or among the Company Parties and/or one or more of any Company Party’s wholly owned subsidiaries), except that those claims by or among the Company Parties and/or one or more of any Company Party’s wholly owned subsidiaries being transferred pursuant to the Restructuring Transactions shall be released unless otherwise specifically contemplated by the Restructuring Transactions; and (v) the releases contained in this Release Agreement do not extend to ordinary course commercial relationships between or among the Company Parties and any Affiliates of any other Party that are not directly related to the

4

Restructuring Transactions.
5.
Each Releasor understands, acknowledges, and agrees that this release is a full and final general release of all Released Claims, including those that could have been asserted in any legal or equitable proceeding against the Releasees. As a general release, this Release Agreement extends to Released Claims that the Releasor does not know or suspect to exist at the time of executing this Release Agreement, including those that if known by it would have materially affected this settlement with and release of the Releasees. Each Releasor (and each Party on behalf of the applicable Releasors) hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Released Claim, or asserting, maintaining, prosecuting, assisting, commencing, instituting, or causing to be commenced any Cause of Action of any kind against any Releasee arising out of or relating to a Released Claim. Each of the Releasors expressly acknowledges that the covenant not to sue contained in this Release Agreement is effective regardless of whether those Released Claims are presently known or unknown, suspected or unsuspected, or foreseen or unforeseen.

Each Releasor (and each Party on behalf of the applicable Releasors) further agrees that in the event such Releasor should bring a Released Claim against any Releasee, this Release Agreement shall serve as a complete defense to such claim. Notwithstanding the New York choice of law provisions in this Release Agreement, to the extent that California law is proposed to apply or is deemed to apply to the release and indemnification provisions set forth herein, the foregoing waiver is specifically intended by each Party to waive the benefits and protections of Section 1542 of the Civil Code of California, which provides that: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” Each RELEASOR understands that Section 1542, or, as may be APPLICABLE, THE comparable statute, rule, regulation, or order of another jurisdiction, giveS such RELEASOR the right not to release existing claims of which such RELEASOR is not aware, unless such RELEASOR voluntarily chooses to waive this right. Having been so apprised, each RELEASOR nevertheless hereby voluntarily elects to and does waive, as to each and every Released Claim, the rights described in Section 1542 and each other comparable provision of applicable federal, state, local, or foreign statute, rule, regulation, or order, if any, pertaining to general releases.

6.
Turnover of Subsequently Recovered Assets. In the event that any Releasor is successful in pursuing or receives, directly or indirectly, any funds, property, or other value from any Releasee on account of any Released Claim against such Releasee that was released pursuant to the Release Agreement, such Releasor (i) shall not commingle any such recovery with any of its other assets and (ii) agrees that it shall promptly turnover and assign any such recoveries to, and hold them in trust for, such Releasee.
7.
Irrevocable Waiver of Events of Default. Upon the Effective Date of the Out-of-Court Restructuring, the Purchasers (as defined in the Amended and Restated Note Purchase Agreement) and Alter Domus (US) LLC, in its capacity as “Collateral Agent” under, and as defined

5

in, the Amended and Restated Note Purchase Agreement hereby automatically and irrevocably waive (a) any and all Defaults (as defined in the Amended and Restated Note Purchase Agreement) and Events of Default (as defined in the Amended and Restated Note Purchase Agreement) arising on or prior to the date of approval of the Effective Date of the Out-of-Court Restructuring and (b) the imposition of, and accrual of interest at, the Default Rate (as defined in the Amended and Restated Note Purchase Agreement) from and after the date of approval of the Stockholder Approvals by the Company’s stockholders at the Special Meeting. The waiver set forth in this Section 7 is a one-time waiver.
8.
This Release Agreement constitutes the entire agreement and understanding among the Parties regarding the Released Claims and supersedes and preempts any other arrangements, understandings, agreements, or representations, oral or written, by or among the Parties concerning the releases set forth in the Release Agreement. In the event of a conflict between the terms of this Release Agreement and the Restructuring Support Agreement, the terms of this Release Agreement shall prevail and apply only with respect to the matters covered by the Release Agreement.
9.
Any term or provision of this Release Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Whenever possible, each provision of this Release Agreement shall be interpreted in such manner as to be effective and valid under applicable law, and if any portion of this Release Agreement is held by a court of competent jurisdiction to be illegal, invalid, unenforceable, void, voidable, or violative of applicable law, in whole or in part, the remaining portions of this Release Agreement, so far as they may practicably be performed, shall remain in full force and effect and binding on the Parties hereto. Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Release Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest and fullest extent possible.
10.
This Release Agreement shall be binding upon and inure to the sole benefit of the Parties, the Releasors, the Releasees, and their respective successors and permitted assigns. No person or entity may assign any of its rights or obligations under this Release Agreement without the prior written consent of the Parties, and then only to a Person who has agreed in writing to be bound by the provisions of this Release Agreement. Any assignment of the Release Agreement in violation of this Section 10 shall be null and void ab initio.
11.
Nothing in this Release Agreement, whether expressed or implied, shall give or be construed to give any person, other than the Parties, the Releasors, the Releasees, and their respective successors and permitted assigns, any legal or equitable rights hereunder; provided, that each of the Releasors and Releasees shall be an express third-party beneficiary of this Release Agreement entitled to enforce this Release Agreement pursuant to its terms.
12.
None of the terms or provisions of this Release Agreement may be amended, supplemented, or otherwise modified except by a written instrument duly executed by each of the Parties. No waiver of any of the terms or provisions of this Release Agreement shall be binding against any Party hereto unless such waiver is in a writing signed by such Party.
13.
This Release Agreement shall be governed by and construed in accordance with the

6

laws of the State of New York (without giving effect to principles of choice of law). Any action or proceeding arising out of or under this Release Agreement shall be brought and maintained (a) in the event of an In-Court Restructuring, in the Bankruptcy Court, or (b) in the event of the Out‑of‑Court Restructuring, in the state and federal courts in the State of New York, and each Party irrevocably and unconditionally (i) submits to the personal jurisdiction of those courts for purposes of, and waives any defense of venue or inconvenient forum in, any such action or proceeding in those courts; and (ii) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action, or proceeding.
14.
EACH OF THE PARTIES HERETO HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY, AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS RELEASE AGREEMENT OR ANY CLAIM, COUNTERCLAIM, OR OTHER ACTION ARISING IN CONNECTION THEREWITH OR IN RESPECT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN), OR ACTION OF ANY PARTY HERETO OR ARISING OUT OF ANY EXERCISE BY ANY PARTY HERETO OF ITS RIGHTS UNDER THIS RELEASE AGREEMENT OR IN ANY WAY RELATING TO THE RELEASED CLAIMS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY ACTION TO RESCIND OR CANCEL THIS RELEASE AGREEMENT AND WITH RESPECT TO ANY CLAIM OR DEFENSE ASSERTING THAT THIS RELEASE AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER OF RIGHT TO TRIAL BY JURY IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE UNDER THIS RELEASE AGREEMENT. EACH OF THE PARTIES HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 14 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER. THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS RELEASE AGREEMENT.
15.
The Parties have participated jointly in the negotiation and drafting of this Release Agreement. In the event an ambiguity or question of intent or interpretation arises, this Release Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Release Agreement.
16.
The Parties agree that irreparable damage would occur if any provision of this Release Agreement were not performed in accordance with its terms, and each Person having any rights under any provision of this Release Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover actual out of pocket damages by reason of any breach of any provision of this Release Agreement, to seek the remedy of specific performance of one or more such breached provisions and agreements and injunctive and certain other equitable relief in addition to any other remedy or rights to which such Parties are entitled, at law or in equity. All such rights and remedies shall be cumulative and non-exclusive, and may be exercised singularly or concurrently. Notwithstanding the foregoing, in no event shall damages recoverable hereunder include consequential, special, exemplary, punitive, or indirect damages.

7

17.
The agreements and obligations of each of the Parties under this Release Agreement are, in all respects, several and not joint.
18.
Nothing in this Release Agreement shall be deemed an admission of liability by any Party with respect to any of the Released Claims.

[The remainder of this page is intentionally left blank.]

8

IN WITNESS WHEREOF, the Parties hereto have duly executed this Release Agreement on the day and year first above written.

Company Parties:

5E ADVANCED MATERIALS, INC.

By: ______________________________________

Name:

Title:

5E BORON AMERICAS, LLC

By: ______________________________________________

Name:

Title:

AMERICAN PACIFIC BORATES PTY LTD.

By: ______________________________________________

Name:

Title:

[●]

By: ______________________________________________

Name:

Title:

BEP Noteholders:

BEP SPECIAL SITUATIONS IV LLC

By: _______________________________________

Name: Jonathan Siegler

Title: Managing Director and Chief Financial Officer

Ascend Noteholders:

ASCEND GLOBAL INVESTMENT FUND SPC FOR AND ON BEHALF OF STRATEGIC SP

By: ______________________________________

Name: Mulyadi Tjandra

Title: Director

MERIDIAN INVESTMENTS CORPORATION

By: _______________________________________

Name: Mulyadi Tjandra

Title: Director

Alter Domus:

ALTER DOMUS (US) LLC

By: ______________________________________

Name:

Title:

Annex I

Company Party	Jurisdiction
5E Boron Americas, LLC	Delaware
American Pacific Borates Pty Ltd.	Australia

EXHIBIT K

Milestones

(a)
The Company shall file the Preliminary Proxy Statement with the SEC as promptly as possible and in any event on or before the tenth (10th) Business Day following the Agreement Effective Date, file with the SEC and mail the Proxy Statement to the Company’s stockholders on or before the date that is ten (10) days following the filing of the Preliminary Proxy Statement, and hold the Special Meeting on or before the date that is twenty (20) Business Days following the mailing of the Proxy Statement to the Company’s stockholders; provided, however, that if the Preliminary Proxy Statement becomes subject to review by the SEC such mailing and Special Meeting deadlines shall be extended by the lesser of (x) forty-five (45) days and (y) the number of days the Preliminary Proxy Statement continues to be subject to the review of the SEC, such period not to exceed an aggregate of sixty (60) days. In the case of the Preliminary Proxy Statement or Proxy Statement or any amendment or supplement to the Preliminary Proxy Statement or Proxy Statement, the Company shall promptly prepare and file an amendment to such proxy statement and provide the Consenting Parties and their legal counsel with a reasonable opportunity prior to such filing with the SEC to review and comment on such filing, and not file the Preliminary Proxy Statement, the Proxy Statement, or any amendment or supplement thereto in a form to which such Consenting Party or its legal counsel reasonably objects; and
(b)
if approval of the Stockholder Approvals by the Company’s stockholders is obtained at the Special Meeting, then the Effective Date of the Out-of-Court Restructuring shall occur on or before two (2) Business Days following such approval of the Stockholder Approvals (the “Out‑of‑Court Outside Date”); or
(c)
if approval of the Stockholder Approvals by the Company’s stockholders is not obtained at the Special Meeting, then:
(i)
the solicitation of votes on the Plan shall occur on or before one (1) business day following the Special Meeting (the “Solicitation Deadline”);
(ii)
the deadline to vote on the Plan shall be two (2) Business Days following the Solicitation Deadline (the “Voting Deadline”);
(iii)
the Petition Date shall have occurred on or before one (1) Business Day following the Voting Deadline;
(iv)
the Company Parties shall have filed the First Day Pleadings and the DIP/Cash Collateral Motion, the Plan, and a motion seeking confirmation of the Plan and approval of the Disclosure Statement, on or before two (2) calendar days after the Petition Date;
(v)
the Bankruptcy Court shall have entered the Final DIP/Cash Collateral Order on or before thirty (30) calendar days after the Petition Date;
(vi)
the Bankruptcy Court shall have entered an order confirming the Plan and approving the Disclosure Statement on a final basis on or before forty-five (45) days after the Petition Date; and
(vii)
the Plan Effective Date shall have occurred on or before seventy (70) days after the Petition Date.

EXHIBIT L

Provision for Transfer Agreement

The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of __________ (the “Agreement”),1 by and among FEAM and its affiliates and subsidiaries bound thereto and the Consenting Parties, including the transferor to the Transferee of any Company Claims/Interests (each such transferor, a “Transferor”), and agrees to be bound by the terms and conditions thereof to the extent the Transferor was thereby bound, and shall be deemed a “Consenting Party” and a “BEP Noteholder” or an “Ascend Noteholder,” as applicable, under the terms of the Agreement.

The Transferee specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date of the Transfer, including the agreement to be bound by the vote of the Transferor if such vote was cast before the effectiveness of the Transfer discussed herein.

Date Executed:

______________________________________
Name:
Title:
Address:
E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
BEP Notes
Ascend Notes
Equity Interests

1 Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Agreement.